SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule14a-12

GOLDEN STAR RESOURCES LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to whom transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING

OF SHAREHOLDERS OF

GOLDEN STAR RESOURCES LTD.

Littleton, Colorado

NOTICE IS HEREBY GIVEN that the Annual General and Special Meeting (the “Meeting”) of shareholders of Golden Star Resources Ltd. (the “Company”) will be held at 2:00 p.m. (Toronto time) on Wednesday, May 11, 2011 in the St. Lawrence/Rideau Boardroom at Fasken Martineau DuMoulin LLP, 333 Bay Street, Suite 2400, Bay Adelaide Centre, Toronto, Ontario, Canada, M5H 2T6, for the following purposes:

1.	to receive the report of the directors to the shareholders and the consolidated financial statements of the Company, together with the auditors’ report thereon, for the fiscal year ended December 31, 2010;

2.	to elect directors until the next annual general meeting;

3.	to consider and, if thought fit, pass the Advisory Vote on Named Executive Officer Compensation Resolution (as defined in the accompanying Management Information Circular);

4.	to determine the preferred frequency for advisory votes on named executive officer compensation;

5.	to appoint auditors to hold office until the next annual general meeting at a remuneration to be fixed by the Audit Committee;

6.	to consider and, if thought fit, pass the DSU Plan Resolution (as defined in the accompanying Management Information Circular) approving, ratifying and confirming the Company’s deferred share unit plan, as more particularly described in the accompanying Management Information Circular; and

7.	to transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 14, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Accompanying this Notice of Meeting are a (i) Management Information Circular, (ii) form of proxy, and (iii) supplemental mailing list return card for use by shareholders who wish to receive the Company’s interim financial statements. The Company’s 2010 Annual Report containing the audited comparative financial statements of the Company as at and for the year ended December 31, 2010 and the related management’s discussion and analysis of financial condition and results of operations also accompany this Notice of Meeting.

If you are a registered shareholder of the Company and do not expect to attend the Meeting in person, please promptly complete and sign the enclosed proxy form and return it in the self-addressed envelope for receipt by no later than 5:00 p.m. (Toronto time) on Tuesday, May 10, 2011. If you receive more than one proxy form because you own common shares registered in different names or addresses, each proxy form should be completed and returned.

If you are a non-registered shareholder of the Company and receive these materials through your broker or another intermediary, please complete and sign the materials in accordance with the instructions provided to you by such broker or other intermediary.

Dated at Littleton, Colorado, this 14th day of March, 2011.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John A. Labate
Senior Vice President and Chief Financial Officer

MANAGEMENT INFORMATION CIRCULAR

FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF

COMMON SHAREHOLDERS OF

GOLDEN STAR RESOURCES LTD.

THIS MANAGEMENT INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF GOLDEN STAR RESOURCES LTD. OF PROXIES TO BE VOTED AT THE ANNUAL GENERAL AND SPECIAL MEETING OF ALL COMMON SHAREHOLDERS.

TO BE HELD AT:

St. Lawrence/Rideau Boardroom

Fasken Martineau DuMoulin LLP

333 Bay Street, Suite 2400

Bay Adelaide Centre

Toronto, Ontario, Canada M5H 2T6

On Wednesday, May 11, 2011

at 2:00 p.m. (Toronto Time)

i

GOLDEN STAR RESOURCES LTD.

10901 West Toller Drive, Suite 300

Littleton, Colorado, USA 80127-6312

MANAGEMENT INFORMATION CIRCULAR

FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF COMMON SHAREHOLDERS

TO BE HELD ON

Wednesday, May 11, 2011

at 2:00 p.m. (Toronto time)

ALL AMOUNTS OF MONEY WHICH ARE REFERRED TO IN THIS MANAGEMENT INFORMATION CIRCULAR ARE EXPRESSED IN LAWFUL MONEY OF THE UNITED STATES UNLESS OTHERWISE SPECIFIED.

Note: Shareholders who do not hold their common shares in their own name, as registered shareholders, should read “Advice to Beneficial Shareholders” for an explanation of their rights.

The information in this Management Information Circular is as of March 14, 2011 unless otherwise indicated.

Important Notice Regarding the Availability of Proxy Materials for the Annual General and

Special Meeting of Common Shareholders of Golden Star Resources Ltd. to be held on

Wednesday, May 11, 2011

The Management Information Circular and 2010 Annual Report to Shareholders

are available at http://www.gsr.com/proxy_2011

SOLICITATION OF PROXIES

THIS MANAGEMENT INFORMATION CIRCULAR IS PROVIDED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF GOLDEN STAR RESOURCES LTD. (the “Corporation”) for the annual general and special meeting of the shareholders of the Corporation (the “Meeting”) to be held on Wednesday, May 11, 2011, at 2:00 p.m. (Toronto time) in the St. Lawrence/Rideau Boardroom at Fasken Martineau DuMoulin LLP, 333 Bay Street, Suite 2400, Bay Adelaide Centre, Toronto, Ontario, Canada, M5H 2T6 or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Meeting. This Management Information Circular and the accompanying form of proxy (“Proxy”) are expected to be mailed to the shareholders commencing on or about April 11, 2011.

Although it is expected that the solicitation of Proxies will be primarily by mail, Proxies may also be solicited personally or by telephone or personal interview by regular employees of the Corporation, at a nominal cost to the Corporation. Shareholders may also obtain Proxies on our website at http://www.gsr.com/proxy_2011. In accordance with applicable laws, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common shares (the “Common Shares”) of the Corporation held of record by such persons and the Corporation may reimburse such persons for reasonable fees and disbursements incurred by them in doing so.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed Proxy, Thomas G. Mair, President and Chief Executive Officer of the Corporation, or failing him, John A. Labate, Senior Vice President and Chief Financial Officer of the Corporation, have been designated by the board of directors of the Corporation and have indicated their willingness to represent as proxy each shareholder who appoints them. A SHAREHOLDER HAS THE RIGHT TO DESIGNATE A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN THOMAS G. MAIR OR JOHN A. LABATE, BEING THE MANAGEMENT DESIGNEES, TO REPRESENT HIM OR HER AT THE MEETING. Such right may be exercised by inserting in the space provided for that purpose on the Proxy the name of the person to be designated and deleting or striking therefrom the names of the management designees, or by completing another proper form of proxy. Such shareholder should notify the nominee of his or her appointment, obtain a consent to act as proxy and provide instructions on how the shareholder’s Common Shares are to be voted. In any case, the form of proxy should be dated and executed by the shareholder or an attorney authorized in writing, with proof of such authorization attached where an attorney executed the proxy form. A form of proxy will not be valid for the Meeting or any adjournment or postponement thereof unless it is completed and delivered by no later than 5:00 p.m. (Toronto time) on Tuesday, May 10, 2011 or, if the Meeting is adjourned or postponed, no later than 5:00 p.m. (Toronto time) on the business day immediately prior to the day of the reconvening of the adjourned or postponed Meeting, to either (i) in the case of Common Shares which are registered on the books of the Corporation for trading on the Toronto Stock Exchange (“TSX”) or on the NYSE Amex (a shareholder whose Common Shares are so registered will receive an envelope that accompanies this Management Information Circular bearing the following address), to Attention: Proxy Department, CIBC Mellon Trust Company, P.O. Box 721, Agincourt, Ontario, Canada, M1S 0A1, or (ii) in the case of Common Shares which are registered on the books of the Corporation for trading on the Ghana Stock Exchange (a shareholder whose Common Shares are so registered will receive an envelope that accompanies this Management Information Circular bearing the following address), to Attention: The Registrar, Ghana Commercial Bank Limited, Share Registry, Head Office, P.O. Box 134, Accra, Ghana. Late Proxies may be accepted or rejected at any time prior to the commencement time of the Meeting by the Chairman of the Meeting in his discretion and the Chairman is under no obligation to accept or reject any particular late Proxy.

In addition to revocation in any other manner permitted by law, a shareholder who has given a Proxy may revoke it at any time before it is exercised, by instrument in writing executed by the shareholder or by his attorney authorized in writing and deposited either at the registered office of the Corporation, being Suite 2400, 333 Bay Street, Bay Adelaide Centre, Toronto, Ontario, Canada M5H 2T6, Attention: Golden Star Resources Ltd. at any time up to and including the last business day preceding the day of the Meeting, or any adjournment or postponement thereof, at which the Proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof, before any votes in respect of which the Proxy is to be used shall have been taken. In addition, a Proxy may be revoked by the shareholder personally attending at the Meeting, by registering with the scrutineers and voting his, her or its Common Shares.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set forth in this section is of significant importance to many shareholders of the Corporation as a substantial number of shareholders do not hold their Common Shares in their own names. Shareholders of the Corporation who do not hold their Common Shares in their own names (referred to herein as “Beneficial Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of the Corporation as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a shareholder by a broker, then, in almost all cases, those shares will not be registered in the shareholder’s name on the records of the Corporation. Such shares will more likely be registered under the name of an intermediary, typically a shareholder’s broker or an agent or nominee of that broker, such as a clearing agency in which the broker participates. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc.), and in the United States, the vast majority of such shares are registered in the name of Cede & Co. (the registration name of The Depositary Trust Company), which entities act as nominees for many brokerage firms. Common Shares held by brokers or their agents or nominees may be voted for or against resolutions or withheld from voting upon the instructions of the Beneficial Shareholder. Copies of this document have been distributed to intermediaries who are required to deliver them to, and seek voting instructions from, our Beneficial Shareholders. However, without specific instructions, an intermediary is prohibited from voting shares for Beneficial Shareholders. Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their Common

Shares are communicated to the appropriate person and carefully follow the instructions provided by the intermediary in order to ensure that their Common Shares are voted at the Meeting.

Every intermediary has its own mailing procedures and provides its own return instructions to Beneficial Shareholder clients. Often, the form of proxy supplied to a Beneficial Shareholder by its intermediary is identical to the Proxy provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder (the intermediary) how to vote on behalf of the Beneficial Shareholder. The majority of intermediaries now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the meeting. A Beneficial Shareholder receiving a proxy with a Broadridge sticker on it cannot use that proxy to vote Common Shares directly at the Meeting – the proxy must be returned to Broadridge well in advance of 5:00 p.m. (Toronto time) on Tuesday, May 10, 2011 in order to have the Common Shares voted.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his intermediary, a Beneficial Shareholder may attend the Meeting as proxyholder for the registered shareholder and vote such Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as proxyholder for the registered shareholder should enter their own names in the blank space on the form of proxy provided to them and return the same to their intermediary in accordance with the instructions provided by such intermediary, well in advance of the Meeting.

All references to shareholders in this Management Information Circular and the accompanying Notice of Meeting and Proxy are to shareholders of record unless specifically stated otherwise. Where documents are stated to be available for review or inspection, such items will be shown upon request to registered shareholders who produce proof of their identity.

VOTING OF PROXIES

The persons named in the enclosed Proxy are directors and/or officers of the Corporation who have indicated their willingness to represent as proxy the shareholders who appoint them. Each shareholder may instruct the shareholder’s proxy how to vote the shareholder’s Common Shares by completing the blanks on the Proxy.

All Common Shares represented at the Meeting by properly executed Proxies will be voted (including the voting on any ballot), and where a choice with respect to any matter to be acted upon has been specified in the Proxy, the Common Shares represented by the Proxy will be voted or withheld from voting in accordance with such specification. IN THE ABSENCE OF ANY SUCH SPECIFICATION, THE MANAGEMENT DESIGNEES, IF NAMED AS PROXY, WILL VOTE FOR THE MATTERS SET OUT THEREIN.

The enclosed Proxy confers discretionary authority upon the management designees, or other persons named as proxy, with respect to amendments to or variations of matters identified in the Notice of Meeting and any other matters which may properly come before the Meeting. As of the date hereof, the Corporation is not aware of any amendments to, variations of or other matters which may come before the Meeting. In the event that other matters come before the Meeting, then the management designees intend to vote in accordance with the judgment of the management of the Corporation.

VOTING SHARES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The authorized capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of first preferred shares (the “First Preferred Shares”). As of March 14, 2011, a total of 258,559,486 Common Shares and no First Preferred Shares were issued and outstanding. The board of directors of the Corporation (the “Board” or the “Board of Directors”) has fixed March 14, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Each Common Share outstanding on the record date carries the right to one vote. The Corporation will arrange for the preparation of a list of the holders of its Common Shares on such record date. Each shareholder named in the list will be entitled to one vote at the Meeting for each Common Share shown opposite such shareholder’s name. A complete list of the shareholders entitled to vote at the Meeting will be open to examination by any shareholder for any purpose germane to the Meeting, during ordinary business hours at the office of CIBC Mellon Trust Company at 320 Bay Street, Toronto, Ontario, Canada, M5H 4A6. Under the Corporation’s By-laws, the quorum for the transaction of business at the Meeting consists of two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled.

The following table shows the number of Common Shares beneficially owned, as of March 14, 2011, by each director of the Corporation, by each executive officer of the Corporation and by all directors and executive officers of the Corporation as a group. All information is taken from or based upon ownership filings made by such persons with the U.S. Securities and Exchange Commission (“SEC”) or upon information provided by such persons to the Corporation. Unless otherwise noted, the Corporation believes that each person shown below has sole investment and voting power over the Common Shares owned.

Name and Address of Beneficial Owner **	Amount and Nature of Common Shares Beneficially Owned		Percent of Common Shares Beneficially Owned
Christopher M.T. Thompson	100,000	[1]	*
James E. Askew	570,000	[2]	*
Robert E. Doyle	100,000	[3]	*
David K. Fagin	844,705	[4]	*
Ian MacGregor	310,000	[5]	*
Michael P. Martineau	210,000	[6]	*
Thomas G. Mair	1,485,000	[7]	*
Samuel T. Coetzer	400,000	[8]	*
John A. Labate	390,000	[9]	*
Bruce Higson-Smith	566,648	[1][0]	*
S. Mitchel Wasel	374,333	[1][1]	*
Directors and Executive Officers as a group	5,350,686	[1][2]	2.0%[1][3]

*	Indicates less than one percent.
**	The address of each person, unless otherwise noted, is c/o Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312.
1	Includes 100,000 Common Shares subject to stock options exercisable within 60 days.
2	Includes 345,000 Common Shares subject to stock options exercisable within 60 days.
3	Includes 100,000 Common Shares subject to stock options exercisable within 60 days.
4	Includes 21,300 Common Shares owned indirectly by a family trust and 340,000 Common Shares subject to stock options exercisable within 60 days.
5	Includes 260,000 Common Shares subject to stock options exercisable within 60 days.
6	Includes 200,000 Common Shares subject to stock options exercisable within 60 days.
7	Includes 1,025,500 Common Shares subject to stock options exercisable within 60 days.
8	Includes 100,000 Common Shares subject to stock options exercisable within 60 days.
9	Includes 211,250 Common Shares subject to stock options exercisable within 60 days.
10	Includes 1,200 Common Shares owned indirectly by his spouse and 380,526 Common Shares subject to stock options exercisable within 60 days.
11	Includes 250,250 Common Shares subject to stock options exercisable within 60 days.
12	Includes an aggregate of 3,312,026 Common Shares subject to stock options exercisable within 60 days.
13	Calculated as (i) the total number of Common Shares held by directors and executive officers as a group plus Common Shares subject to stock options exercisable within 60 days held by such directors and executive officers, divided by (ii) the aggregate of the number of issued and outstanding Common Shares as of March 14, 2011 plus Common Shares subject to stock options exercisable within 60 days held by such directors and executive officers.

The following table sets forth information as to each person known to the Corporation or its directors or executive officers to be beneficial owners of, or to have control or direction over, more than five percent of the outstanding shares of Common Shares as of March 14, 2011.

Name and Address of Beneficial Owner	Amount and Nature of Common Shares Beneficially Owned	Percent of Common Shares Beneficially Owned
Sentry Select Capital Inc.[1] 130 King Street West Suite 2850 Toronto, Ontario, Canada M5X 1A4	32,626,900	12.62%

Van Eck Associates Corporation[2] 335 Madison Ave - 19th Fl New York, New York 10017	18,760,959	7.26%
Black Rock Inc.[3] 40 East 52nd Street New York, New York 10022	14,617,784	5.65%

1	Reflects Common Shares beneficially owned by Sentry Select Capital Inc. (“SSCI”) as of July 2010, according to an Early Warning Report Under the Alternative Monthly Reporting System of National Instrument 62-103 filed on SEDAR, which indicates that SSCI exercises control over 32,626,900 Common Shares of the Corporation. The Common Shares were acquired by accounts and funds managed by SSCI (SSCI Funds). The Early Warning Report states that the Common Shares were acquired in the ordinary course and that neither SSCI nor SSCI Funds has made any determination with respect to future ownership of, or control over, any additional securities of the Corporation.
2	Reflects Common Shares beneficially owned by Van Eck Associates Corporation as of December 31, 2010, according to a statement on Schedule 13G filed with the SEC, which indicates that the company, an investment adviser, has sole voting power and sole dispositive power with respect to 18,760,959 Common Shares. The Schedule 13G certifies that the Common Shares were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of the Corporation.
3	Reflects Common Shares beneficially owned by Black Rock Inc. as of December 31, 2010, according to a statement on Schedule 13G filed with the SEC, which indicates that the company, an investment adviser, has sole voting and dispositive power with respect to 14,617,784 Common Shares. The Schedule 13G certifies that the Common Shares were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of the Corporation.

EXECUTIVE OFFICERS

As of March 14, 2011, the executive officers of the Corporation, their ages and their business experience and principal occupation during the past five years were as follows:

Name	Age	Office and Experience	Officer Since
THOMAS G. MAIR	54	Mr. Mair was appointed President and Chief Executive Officer and a director in March 2008 and prior to then served as Interim President and Chief Executive Officer from January 2008 to February 2008. From February 2007 to December 2007 Mr. Mair served as Senior Vice President and Chief Financial Officer of the Corporation. Prior to joining the Corporation, Mr. Mair worked as a consultant from October 2006. Mr. Mair served in a number of senior roles with Newmont Mining Corporation from 1994 until October 2006, most recently as Director, Business Process Improvement from August 2003 to October 2006, and as group financial executive from October 2000 to July 2003.	2007

SAMUEL T. COETZER	50	Mr. Coetzer joined the Company as Executive Vice President and Chief Operating Officer effective March 9, 2011. Mr. Coetzer has over 24 years of international mining experience, having held increasing levels of responsibility in various mining companies including Kinross Gold Corporation, Xstrata Nickel, Xstrata Coal South Africa, and Placer Dome, with particular emphasis on integration and streamlining of operations. From September 2010 until joining the Company, he was the Senior Vice President, Red Back Integration. Mr. Coetzer consulted to Kinross Gold Corporation from February 2009 and was appointed in May 2009 as Senior Vice President, South American Operations for Kinross Gold Corporation, serving in this role until September 2010. In this role, Mr. Coetzer was responsible for overseeing the Kinross assets in Brazil, Chile and Ecuador. From June 2007 to October 2008, Mr. Coetzer was the Chief Operating Officer of Xstrata Nickel, and from March 2006 to June 2007, he was the Chief Operating Officer of Xstrata Coal South Africa. Mr. Coetzer also has significant experience in Africa, having been with Placer Dome Inc.’s South African and Tanzanian operations, where he was Managing Director - South Africa and the Executive General Manager – Tanzania, from 2003 to February 2006.	2011

JOHN A. LABATE	62	Mr. Labate has served as Senior Vice President and Chief Financial Officer since August 2008. Prior to joining the Corporation, Mr. Labate was Vice President and Chief Financial Officer for Constellation Copper Corporation from March 2004 until August 2008. From September 1999 to February 2004, Mr. Labate served as Vice President and Chief Financial Officer of Applied Optical Technologies, Inc., a technology and services company.	2008

BRUCE HIGSON-SMITH	50	Mr. Higson-Smith has served as Vice President, Corporate Development of the Corporation since September 2003. Mr. Higson-Smith is a qualified mining engineer with 25 years of experience in the mining business. Following several years in underground mining operations in Africa and after earning an MBA in finance, Mr. Higson-Smith spent 10 years reviewing projects, conducting due diligence, negotiating and structuring mining transactions around the world, initially with the Castle Group, a mining investment management company, and then with Resource Capital Funds. Since joining Golden Star in 2003 he has been responsible for evaluating and executing M&A opportunities for the Corporation and also spent a year in Ghana as General Manager of Bogoso/Prestea mine.	2003

S. MITCHEL WASEL	46	Mr. Wasel has served as Vice President Exploration since September 2007, prior to which he served the Corporation as Regional Exploration Manager for West Africa from March 2004. Mr. Wasel served as the Corporation’s Exploration Manager - Ghana from 2000 to March 2004. Mr. Wasel has acted in various other roles with the Corporation since 1993 when he commenced his service with the Corporation as an exploration geologist, where he worked in the Corporation’s regional exploration program in Suriname and later with the Gross Rosebel project, ultimately as Project Manager. Prior to joining the Corporation, he worked with several companies in northern Canada in both exploration and mine geology.	2007

D. Scott Barr was the Chief Operating Officer of the Corporation from April 2008 until March 9, 2011. Mr. Barr is continuing with the Corporation as Advisor to the President and Chief Executive Officer and Chief Operating Officer. Mr. Barr’s experience is described in the management information circular dated March 12, 2010 for the annual general and special meeting of the shareholders of the Corporation held on May 6, 2010 under the heading “Executive Officers”.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy and Program

To recruit and retain well qualified individuals as senior executives, the Corporation strives to maintain a competitive compensation program. The following objectives are considered in setting the compensation programs for the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), the Chief Operating Officer (“COO”) and other executive officers named in the Executive Compensation Table below (collectively, the “Named Executive Officers” or “NEOs”):

•	Set compensation and incentive levels that reflect competitive market practices;

•	Provide a significant percentage of total compensation that is “at-risk”, or variable, based on pre-determined performance criteria; and

•	Encourage stock holdings to align the interests of NEOs with those of shareholders.

Compensation Elements and Rationale for Pay Mix Decisions

To reward both short and long-term performance in the compensation program and in furtherance of the Corporation’s compensation objectives noted above, the Corporation’s executive compensation philosophy includes the following four principles.

(i) Compensation should be related to performance

A significant portion of a NEO’s compensation should be tied not only to individual performance, but also to the performance of the NEO’s business unit or function and to corporate performance measured against both financial and non-financial goals and objectives.

During periods when performance meets or exceeds the established objectives, NEOs should be paid at or more than target levels. When performance does not meet established objectives, incentive award payments, if any, should be less than such levels.

(ii) Incentive compensation should represent a large portion of a Named Executive Officer’s total compensation

A large portion of compensation is paid in the form of short-term and long-term incentives, which are calculated and paid based on financial measures including profitability and shareholder value creation and on individual performance. NEO’s have the incentive of increasing the Corporation’s profitability and shareholder return in order to earn a substantial portion of their compensation package.

(iii) Compensation levels should be competitive

A competitive compensation program is vital to the Corporation’s ability to attract and retain qualified senior executives. The Corporation annually reviews survey data and regularly assesses peer group data to ensure that the compensation program is competitive.

(iv) Incentive compensation should balance short and long-term performance

To reinforce the importance of balancing strong short-term annual results and long-term viability and success, NEOs receive both short and long-term incentives. Short-term incentives focus on the achievement of certain objectives for the upcoming year, while stock options and stock bonus awards create a focus on share price appreciation over the long term.

Oversight of Executive Compensation Program

The Compensation Committee of the Board of Directors oversees the compensation of the Named Executive Officers.

The Compensation Committee has taken the following actions to link pay and performance for NEOs:

•	Application of performance-based awards in the Corporation’s long-term incentive programs;

•	Alignment of compensation structures to a competitive pay strategy; and

•	Periodic rotation of Compensation Committee members to promote a non-biased approach to pay considerations.

In determining the CEO’s compensation, the Compensation Committee annually evaluates the CEO’s performance and considers the Corporation’s performance and relative shareholder return, the compensation of chief executive officers at comparable companies and, with input from the CEO, such other factors that are deemed relevant. In determining the compensation of the other NEOs, the Compensation Committee evaluates each individual’s performance, recommendations of the CEO, the Corporation’s overall performance and comparable compensation paid to similarly situated officers in comparable companies.

The Compensation Committee determines any annual bonus to be awarded to the CEO and the other NEOs based on a combination of the Corporation’s performance for the year and the achievement by each person of both corporate and individual key performance indicators established by the Compensation Committee with input from the CEO as of the commencement of the applicable fiscal year.

Compensation Consultants

The Compensation Committee has sole authority to retain and terminate any compensation consultant to be used to assist it in the evaluation of CEO or executive officer compensation. The Compensation Committee has sole authority to approve such consultants’ fees and retention terms. The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

The Corporation and the Compensation Committee believe that analyzing and assessing salaries at comparable companies and aligning executive base salaries and incentive compensation for NEOs are critical to a competitive compensation program.

The Compensation Committee has retained the Hay Group (“Hay”) to assist in evaluating and setting executive cash and long term incentive compensation. The Compensation Committee believes that Hay’s base of information provides a reliable source of compensation information.

In 2010, Hay compared the Corporation’s compensation practices to those in the mining industry generally based on Hay’s proprietary databases. Hay also provided an analysis of mining companies in several comparable groups. Based on the information presented by Hay, the Compensation Committee exercised its business judgment as to setting base salaries and incentive compensation levels for NEOs.

In determining compensation, the Board and the Compensation Committee also evaluate each NEO’s level of responsibility and experience as well as company-wide performance. A NEO’s success in achieving business results, promoting core values, improving health and safety and demonstrating leadership are also taken into account when reviewing base salaries. Annual bonus incentives and long-term incentives are targeted and paid out based on a percentage of base salary. Other elements of compensation are affected by changes in base salary.

Review of Senior Executive Performance

The Compensation Committee reviews, on an annual basis, compensation elements of each NEO. In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against competitive salary levels.

The CEO presents to the Compensation Committee his evaluation of each NEO, which includes a review of contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. The Committee members also have some opportunity to interface with the NEOs during the year.

Elements of the Executive Compensation Program

Total compensation for NEOs consists of the following elements:

•	Base salary

•	Annual/short-term bonus incentive

•	Long-term incentive compensation

•	Health and welfare benefits (and 401(k) savings plan for U.S. based executives only)

•	Perquisites

•	Severance and change in control benefits

Base Salaries. NEO base salaries are determined by evaluating the NEO’s level of responsibility and performance and the Corporation’s performance, as well as general economic conditions and marketplace compensation trends. Recognition is given to outstanding individual performance, or to recognize an increase in responsibility; however, in general the Corporation’s philosophy is that total NEO compensation above competitive median levels should be paid from the variable portion of the compensation package.

Annual Bonus Incentive. The annual bonus incentive provides each NEO with the opportunity to earn a bonus based on the achievement of specific company-wide, business unit or function and individual performance goals. Incentive bonuses may be paid in a combination of cash and stock as approved by the Compensation Committee at the beginning of each year for the prior fiscal year’s performance. The Compensation Committee approves a target incentive payout as a percentage of the base salary earned during the incentive period for each NEO, based on competitive practices. The payout of the annual bonus incentive is targeted at 30% to 65% of base salary depending on the position of the NEO and can range from zero, if planned performance targets are not achieved, to 200% of target payout, if results significantly exceed planned performance.

For 2010, the annual bonus, targets and objectives were determined based on a combination of achievement of corporate performance objectives and achievement of individual performance measures. Seventy percent of a NEO’s bonus target was weighted on corporate objectives and 30% on individual performance measures. The Compensation Committee increased the weighting for corporate objectives to more closely align NEO’s interests with those of shareholders. For 2010, corporate performance objectives included achieving budgeted production and cash costs from Bogoso/Prestea and Wassa, mineral reserve and resource replacement, free cash flow targets and safety objectives. The 2010 corporate objectives were defined in the 2010 operating plan and budget and individual performance measures for NEOs (other than the CEO) were defined and agreed to in early 2010 between each individual NEO and the CEO. The CEO’s individual performance objectives were agreed to by the CEO and the Compensation Committee.

To illustrate with an example, if a NEO’s base salary is $200,000 with a target incentive bonus of 30% of base salary or $60,000, then 70% of the $60,000 target or $42,000 would be weighted on corporate objective performance and 30% or $18,000 would be weighted on individual performance. If 80% of the corporate objectives and 85% of individual performance measures were actually achieved, the final bonus calculation is:

Corporate: 80% achieved x $42,000 = $33,600

Individual: 85% achieved x $18,000 = $15,300

Total annual bonus earned = $33,600 + $15,300 = $48,900

In early 2011, corporate performance objectives and individual performance measures were evaluated to determine which objectives and measures had been achieved and the impact on bonus percentages. It was agreed that approximately 67% of the corporate objectives had been achieved in 2010. Bonuses were determined to be paid to each of the NEOs based on this percentage and the individual performance of each NEO. See the “Summary Compensation Table” below for information regarding the 2010 annual bonus paid to each NEO.

Long-Term Incentive Compensation. Long-term incentives comprise a substantial portion of each NEO’s compensation, consistent with the Corporation’s at-risk pay philosophy. The objective is to provide NEOs with long-term incentive award opportunities that are consistent with performance. Currently, these incentives include stock options. Previous awards and grants, whether vested or unvested, have no impact on the current year’s awards and grants.

Actual award amounts for long-term incentive awards may vary significantly based on Corporation and individual performance, market conditions, stock price and availability of stock options for grant. Awards are determined at the beginning of each year for the prior fiscal year’s performance.

An important objective of the long-term incentive program is to strengthen the relationship between the long-term value of the Corporation’s share price and the potential financial gain for employees. A stock option becomes valuable only if the price of the Common Shares increases above the option exercise price and the holder of the option remains employed during the period required for the option to vest, thus providing an incentive for an option holder to remain employed by the Corporation. In addition, stock options link a portion of an employee’s compensation to shareholders’ interests by providing an incentive to increase the market price of the shares.

In addition, the Board proposes to implement, subject to shareholder and stock exchange approval, a deferred share unit plan for the Corporation’s directors and executive officers, as described under “Particulars of Matters to be Acted Upon – Approval of Deferred Share Unit Plan”.

Health and Welfare Benefits Programs and 401(k) Savings Plan. The Corporation offers health and welfare programs and a 401(k) savings program to all eligible U.S. based employees. The NEOs generally are eligible for the same benefit programs on the same basis as the rest of the managerial workforce. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The Corporation’s health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability. Coverage under the life and accidental death and disability programs offer benefit amounts specific to NEOs. Premiums for supplemental life insurance are paid by the Corporation on behalf of a NEO.

The 401(k) savings plan is intended to supplement the employee’s personal savings and social security. The Corporation adopted the 401(k) savings plan to enable employees to save for retirement through a tax-advantaged combination of employee and Corporation contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. All U.S. based employees, including

NEOs, are eligible to participate in the 401(k) savings plan. No savings plan is offered to NEOs who are based in non-U.S. locations. No other retirement plans are provided to NEOs.

A matching contribution is made to the 401(k) savings plan for each payroll period on behalf of each eligible member equal to 100% of the first 6% of an eligible member’s pre-tax contributions and catch-up contributions. For 2010, the maximum limit on employee contributions to a 401(k) plan was $16,500 for participants under age 50, and $22,000 for participants age 50 and older. For participants who are considered “highly compensated,” as defined by the Internal Revenue Code (“IRC”), this limit may be affected by annual nondiscrimination testing. The annual compensation limit under IRC Section 401(a)(17) which can be considered for employee and employer contributions was $245,000 for 2010.

Perquisites. Named Executive Officers, as well as other eligible employees of the Corporation, are provided with the following, among other, benefits as a supplement to their other compensation:

•

Life Insurance & Accidental Death & Dismemberment Coverage (also referred to as Personal Accident Insurance): The Corporation pays 100% of the premium for life insurance and accidental death and dismemberment coverage equal to three times the NEO’s base salary, subject to certain limitations.

•

Short-Term and Long-Term Disability: The Corporation pays 100% of the premium cost for short-term and long-term benefit programs for NEOs. The short-term disability program provides income replacement at 60% of base pay level (up to $10,000 per month for salaried employees) beginning on the 15th day of disability for up to six months or recovery. Long-term disability then continues until recovery at 60% of the base pay level (up to $10,000 per month for salaried employees) after being disabled for six months.

•

Expenses for Expatriates: The Corporation pays an annual meal allowance of $3,600 for NEOs working outside the United States or Canada. The Corporation also makes payments for foreign taxes, housing and utilities for expatriate NEOs.

The Compensation Committee annually reviews the perquisites provided to NEOs to determine if adjustments are appropriate.

Employment Agreements and Severance Arrangements. Upon certain types of terminations of employment (including a termination following a change in control of the Corporation), severance benefits are payable to the NEOs. These severance benefits are designed to attract and retain senior executives and to provide replacement income if their employment is terminated involuntarily other than for cause. Severance benefits are specifically provided for in each NEO’s employment agreement. To be eligible to receive severance benefits under the terms of their employment agreements, a NEO must (i) be an executive on the date of termination, (ii) be involuntarily terminated (other than for cause), and (iii) execute and deliver a release agreement.

As at December 31, 2010, the Corporation or a subsidiary had entered into employment agreements with Messrs. Mair, Labate, Barr, Higson-Smith and Wasel. The Corporation also entered into an employment agreement with Mr. Sam Coetzer when he was appointed Chief Operating Officer on the retirement of Mr. Barr from that position on March 9, 2011. The material terms of the agreements include: (a) employment for one year with automatic renewal for successive one-year periods unless either the Corporation or the employee gives notice of non-renewal of the employment agreement; (b) a base salary (as set forth below under “Summary Compensation Table”); (c) severance payments upon a termination of employment without cause in an amount equal to the sum of (i) the employee’s base salary, (i) the average of the target bonus for the employee for the current calendar year and the bonus paid to the employee for the previous year, and (iii) amounts equal to the value of the previous year benefits; (d) a lump sum payment in the event of a termination upon a “Change of Control” (as referred to below) equal to two times the sum of the employee’s base salary, the average of the target bonus for the employee for the current calendar year and the bonus paid to the employee for the previous year, plus amounts based on the value of previous year benefits and a portion of the target bonus for the employee for the current calendar year which is pro rated to the portion of such year prior to the employee’s termination; and (e) participation in the Third Amended and Restated 1997 Stock Option Plan (as defined below), the Executive Bonus Plan (as defined below), and in such of the Corporation’s benefit and deferred compensation plans as are from time to time available to executive officers of the Corporation. In addition, in the event of either a termination by the Corporation without cause or a termination following a Change in Control, all unvested stock options immediately vest and remain exercisable for 12 months following termination. Mr. Higson-Smith may also be entitled to receive tax gross-up payments.

Subsequent to December 31, 2010, Mr. Mair’s employment agreement was amended to provide that Mr. Mair is entitled to: (a) severance payments upon a termination of employment without cause in an amount equal to the sum of two times the sum of (i) Mr. Mair’s base salary and (ii) the average of the target bonus for Mr. Mair for the current calendar year and the bonus paid to Mr. Mair for the previous year, and (iii) an amount equal to the value of the previous year’s benefits; and (b) a lump sum payment in the event of a termination upon a “Change of Control” (as referred to below) equal to three times the sum of Mr. Mair’s base salary, the average of the target bonus for Mr. Mair for the current calendar year and the bonus paid to Mr. Mair for the previous year, plus an amount based on the value of the previous year’s benefits and a portion of the target bonus for Mr. Mair for the current calendar year which is prorated to the portion of such year prior to Mr. Mair’s termination. In the event it shall be determined that any payment or distribution by the Corporation to or for the benefit of Mr. Mair would be subject to the excise tax imposed by Section 4999 of the U.S. tax code, then the payment shall be reduced to equal the maximum amount that may be paid to the Employee without triggering the application of the excise tax.

A “Change in Control” is defined, generally, as (i) the acquisition of more than 30% of the Corporation’s voting stock by a person or group, (ii) board members at a specified date, or persons appointed or nominated by them, cease to constitute a majority of the board, or (iii) shareholders approve a merger of the Corporation (other than a merger in which the shareholders of the Corporation prior to the merger continue to own more than 50% of the outstanding stock of the surviving entity), a sale of substantially all of the Corporation’s assets, or a liquidation. Change in Control severance benefits become payable under the terms of the employment agreements if, within 12 months (as applicable) following a Change in Control, the employee’s employment is terminated by the Corporation or the surviving or successor entity without cause or the employee voluntarily terminates his/her employment for specified reasons. Such reasons include a substantial alteration in the nature or status of employment responsibilities, reduction in compensation or benefits, relocation, or breach by the surviving or successor entity of the employment agreement.

Resignation of Mr. Barr

Effective March 9, 2011, D. Scott Barr resigned as Executive Vice President and Chief Operating Officer of the Corporation. Mr. Barr entered into an amended and restated employment agreement with the Corporation pursuant to which he will serve as Advisor to the President and Chief Executive Officer and Chief Operating Officer. Mr. Barr will retire on April 15, 2012 unless the Corporation extends his employment term in its discretion. Upon retirement or if he is terminated without cause before that retirement, Mr. Barr is eligible to receive accrued compensation plus Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (COBRA) and health insurance benefits for himself and his family until he reaches age 65.

EXECUTIVE COMPENSATION TABLE

Summary Compensation Table

The following table sets forth the compensation earned by the CEO and other NEOs for services rendered to the Corporation and its subsidiaries for the fiscal years ended December 31, 2010, 2009 and 2008. Bonuses are paid under the Corporation’s applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.

NEO Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation			All Other Annual Compensation		Total
		($)	($)	($)	($)[1]		Annual Incentive Plans ($)		Long-Term Incentive Plans ($)	($)		($)
Thomas G. Mair	2010	550,000	—	—	476,000	[2]	244,344	[3]	—	24,599	[4]	1,294,943
President and Chief Executive Officer	2009	500,000	—	—	222,500	[5]	283,725	[6]	—	23,964	[4]	1,030,189
	2008	500,000	—	—	972,000	[7]	115,585	[8]	—	15,666	[4]	1,603,251

D. Scott Barr	2010	367,500	—		—	297,500	[9]	126,692	[1][0]	—	14,899	[11]	806,591
Executive Vice President and Chief Operating Officer	2009	350,000	—		—	111,250	[1][2]	144,900	[13]	—	14,865	[11]	621,015
	2008	261,377	50,000	[14]	—	495,000	[15]	51,275	[1][6]	—	13,800	[1][1]	871,452

John A. Labate	2010	260,000	—		—	238,000	[17]	74,202	[18]	—	22,568	[19]	594,770
Senior Vice President and Chief Financial Officer	2009	210,000	—		—	80,100	[20]	73,332	[21]	—	18,582	[19]	382,014
	2008	76,461	—		—	188,000	[22]	12,184	[23]	—	5,083	[19]	281,728

Bruce Higson-Smith	2010	193,000	—		—	119,000	[24]	43,047	[25]	—	14,472	[26]	369,519
Vice President Corporate Development	2009	183,750	—		—	66,750	[2][7]	48,124	[2][8]	—	11,253	[2][6]	309,877
	2008	181,563	—		—	91,080	[29]	36,244	[30]	—	10,551	[26]	319,438

S. Mitchel Wasel	2010	205,000	—		—	178,500	[31]	47,385	[32]	—	160,325	[33]	591,210-
Vice President Exploration	2009	183,750	—		—	66,750	[3][4]	47,132	[3][5]	—	125,115	[3][6]	422,747
	2008	181,562	—		—	91,080	[37]	40,246	[38]	—	87,845	[39]	400,733

1	This column shows the grant date fair value of awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718) for 2008, 2009, and 2010. A discussion of the assumptions used in calculating the award values may be found in Note 20 to our 2010 audited financial statements as found in our December 31, 2010 Form 10-K.
2	Consists of 200,000 stock options granted March 11, 2010 at an exercise price of $3.44 and a fair value of $2.38 per share.
3	Annual bonus incentive cash payment for 2010.
4	This amount includes $14,700 in 2010, $14,700 in 2009 and $11,300 in 2008 for contribution to this executive’s 401(k) Plan for the benefit of this executive and $9,899 in 2010, $9,264 in 2009 and $4,366 in 2008 for premiums paid for life insurance for the benefit of this executive.
5	Consists of 250,000 stock options granted March 5, 2009 at an exercise price of $1.32 and a fair value of $0.89 per share.
6	Annual bonus incentive cash payment for 2009.
7	Consists of 400,000 stock options granted March 6, 2008 at an exercise price of $4.09 and a fair value of $2.43 per share.
8	Consists of annual bonus incentive cash payment of $62,335 for 2008 and retention bonus of $53,250.
9	Consists of 125,000 stock options granted March 11, 2010 at an exercise price of $3.44 and a fair value of $2.38 per share.
10	Annual bonus incentive cash payment for 2010.
11	This amount includes $14,700 in 2010, 14,700 in 2009 and $13,800 in 2008 for contribution to this executive’s 401(k) Plan for the benefit of this executive and $199 in 2010 and $165 in 2009 for premiums paid for life insurance for the benefit of this executive.
12	Consists of 125,000 stock options granted March 5, 2009 at an exercise price of $1.32 and a fair value of $0.89 per share.
13	Annual bonus incentive cash payment for 2010.
14	Signing bonus.
15	Consists of 250,000 stock options granted April 2, 2008 at an exercise price of $3.32 and a fair value of $1.98 per share.
16	Annual bonus incentive cash payment for 2008.
17	Consists 100,000 stock options granted March 11, 2010 at an exercise price of $3.44 and a fair value of $2.38 per share.
18	Annual bonus incentive cash payment for 2010.
19	This amount includes $14,700 in 2010, $13,258 in 2009 and $4,150 in 2008 for contribution to this executive’s 401(k) Plan for the benefit of this executive and $7,868 in 2010, $5,324 in 2009 and $933 in 2008 for premiums paid for life insurance for the benefit of this executive.
20	Consists of 90,000 stock options granted March 5, 2009 at an exercise price of $1.32 and a fair value of $0.89 per share.
21	Annual bonus incentive cash payment 2009.
22	Consists of 200,000 stock options granted August 20, 2008 at an exercise price of $1.53 and a fair value of $0.94 per share.
23	Annual bonus incentive cash payment for 2008.
24	Consists of 50,000 stock options granted March 11, 2010 at an exercise price of $3.44 and a fair value of $2.38 per share.
25	Annual bonus incentive cash payment for 2010.
26	This amount includes $12,156 in 2010, $9,182 in 2009 and $8,582 in 2008 for contribution to this executive’s 401(k) Plan for the benefit of this executive and $2,316 in 2010, $2,071 in 2009 and $1,969 in 2008 for premiums paid for life insurance for the benefit of this executive.
27	Consists of 75,000 stock options granted March 5, 2009 at an exercise price of $1.32 and a fair value of $0.89 per share.
28	Annual bonus incentive cash payment for 2009.
29	Consists of 44,000 stock options granted on March 20, 2008 at an exercise price of $3.41 and a fair value of $2.07 per share.
30	Consists of annual bonus incentive cash payment of $9,338 for 2008 and retention bonus of $26,906.
31	Consists of 75,000 stock options granted on March 11, 2010 at an exercise price of $3.44 and a fair value of $2.38 per share.
32	Annual bonus incentive cash payment for 2010.

33	This amount consists of $2,048 for premiums paid for life insurance for the benefit of this executive and GHC112,279 ($78,848 based on Oanda.com exchange rates as of the date of each payment) paid for local taxes in Ghana based on total compensation, $28,499 for housing and utilities, $3,600 for food allowance and $47,330 for travel paid for the benefit of this executive for personal leave.
34	Consists of 75,000 stock options granted March 5, 2009 at an exercise price of $1.32 and a fair value of $0.89 per share.
35	Annual bonus incentive cash payment for 2009.
36	This amount consists of $1,666 for premiums paid for life insurance for the benefit of this executive and GHC95,711 ($68,813 based on Oanda.com exchange rates as of the date of each payment) paid for local taxes in Ghana based on total compensation, $21,920 for housing and utilities, $3,600 for food allowance and $29,116 for travel paid for the benefit of this executive for personal leave.
37	Consists of 44,000 stock options granted March 2008 at an exercise price of $3.41 and fair value of $2.07.
38	Annual bonus incentive cash payment for 2008.
39	This amount consists of $1,666 for premiums paid for life insurance for the benefit of this executive and GHC76,193 ($71,851 based on Oanda.com exchange rates as of the date of each payment) paid for local taxes in Ghana based on total compensation and $10,728 for housing and utilities.

EQUITY COMPENSATION PLAN INFORMATION

The following is information regarding the Corporation’s equity compensation plans as of December 31, 2010:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (Cdn$)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a)
Equity Compensation Plans Approved by Securityholders	6,723,522	3.35	11,358,601	[1]

Equity Compensation Plans Not Approved by Securityholders	—	—	—

Total	6,723,522	3.35	11,358,601

1	Represents Common Shares issuable under the Third Amended and Restated 1997 Stock Option Plan and the Stock Bonus Plan.

Stock Option Plan

The Corporation’s Third Amended and Restated 1997 Stock Option Plan (the “Third Amended and Restated 1997 Stock Option Plan”) provides to certain key employees, consultants and directors (including non-employee directors) of the Corporation and its subsidiaries an incentive to maintain and to enhance the long-term performance of the Corporation through the acquisition of Common Shares pursuant to the exercise of stock options. The Third Amended and Restated 1997 Stock Option Plan provides for discretionary option grants to employees, consultants and directors.

Subject to certain other limitations, the maximum number of Common Shares authorized for issuance under the Third Amended and Restated 1997 Stock Option Plan is 25,000,000 Common Shares (or approximately 9.67% of the issued and outstanding Common Shares). As at March 14, 2011, 9,286,446 Common Shares (or approximately 3.59% of the issued and outstanding Common Shares) remain available for grant. An aggregate of 8,393,272 Common Shares (or approximately 3.25% of the issued and outstanding Common Shares) are issuable under options that have been granted under the Third Amended and Restated 1997 Stock Option Plan. As at March 14, 2011, 7,320,282 Common Shares (or approximately 2.83% of the issued and outstanding Common Shares) have been issued pursuant to exercised options. The maximum number of Common Shares in respect of which stock options may be granted and remain outstanding under the Third Amended and Restated 1997 Stock Option Plan shall not at any time, when taken together with all of the Corporation’s other stock option plans or share compensation arrangements then either in effect or proposed, be such as to result in the number of Common Shares reserved for issuance to insiders pursuant to stock options exceeding 10% of the number of Common Shares that are outstanding immediately prior to the issuance of Common Shares in question. This shall exclude Common Shares issued pursuant to the Third Amended and Restated 1997 Stock Option Plan and the Corporation’s other share compensation arrangements over the preceding one-year period. The total number of Common Shares that may be issued to any one optionee pursuant to options granted under the Third Amended and Restated 1997 Stock Option Plan or other stock option plans or share compensation arrangements of the Corporation cannot exceed 2% of the outstanding number of Common Shares from time to time. The maximum number of shares that may be issued to any optionee in any one calendar year is 800,000 Common Shares (or approximately 0.31% of the issued and outstanding Common Shares). Options may take the form of incentive stock options or non-qualified stock options. Incentive stock options may only be granted to employees of the Corporation and its subsidiaries.

The Compensation Committee makes recommendations to the Board regarding all option grants. The Board has the authority, subject to the terms of the Third Amended and Restated 1997 Stock Option Plan, to determine when and to whom to make grants under the Third Amended and Restated 1997 Stock Option Plan, the number of Common Shares to be covered by the grants, the terms of options granted and the exercise price of options, and to prescribe, amend and rescind rules and regulations relating to the Third Amended and Restated 1997 Stock Option Plan. Options granted under the Third Amended and Restated 1997 Stock Option Plan are exercisable over a period determined by the Board, but not to exceed ten years from the date of grant, and the exercise price of an option may not be less than the closing price of the Common Shares on the stock exchange on which the Common Shares principally trade on the day immediately preceding the date of grant. In addition, the grant of an option may be subject to vesting conditions established by the Board as provided in the option agreement evidencing the grant of such option. All options granted to non-employee directors vest immediately, and options granted to executive officers and other employees typically are subject to vesting as determined at the date of grant, which vesting is either as to one-third on grant, and one-third on each of the first and second anniversary dates, or as to one-fourth on grant and an additional one-fourth on each of the first, second and third anniversary dates.

In the event of an optionee’s termination of employment or service prior to the time all or any portion of an option vests, such option, to the extent not vested or specifically extended by the Board, shall terminate. Except as otherwise provided by the Compensation Committee or the Board and subject to the specific terms of an optionee’s employment contract, as the case may be, if an optionee ceases to be employed by, or provide services to, the Corporation for any reason (other than by reason of death), the optionee’s options generally will expire 30 days following such termination in the case of a non-director optionee and within 12 months in the case of a director optionee. If the optionee dies while employed (or within the 30-day period referred to in the preceding sentence), all outstanding options, to the extent then vested, may be exercised within one year after the optionee’s date of death by the person or persons to whom the optionee’s rights pass. In no case may options be exercised later than the expiration date specified in the grant. Options may be transferred by an optionee only by will or by the laws of descent and distribution, and during his or her lifetime may be exercised only by an optionee during his or her lifetime.

The exercise price and the number of Common Shares to be purchased by an optionee upon the exercise of an option will be adjusted by the Compensation Committee in accordance with the terms of the Third Amended and Restated 1997 Stock Option Plan on the occurrence of certain corporate events or changes to the Common Shares.

The Third Amended and Restated 1997 Stock Option Plan provides that it will terminate, unless earlier terminated in accordance with its terms, on the tenth anniversary of its approval. The Third Amended and Restated 1997 Stock Option Plan was approved on May 6, 2010 at the annual general and special meeting of the Corporation’s shareholders. The Third Amended and Restated 1997 Stock Option Plan provides that it generally may be amended or terminated at any time by the Compensation Committee. However, any such amendment or termination shall be subject to any necessary stock exchange, regulatory or shareholder approval. In addition, no amendment to an option may adversely affect the rights under such option without the consent of the optionee. No options can be granted under the Third Amended and Restated 1997 Stock Option Plan after May 6, 2020.

Bonus Plans

The Corporation has an Employees’ Stock Bonus Plan (the “Stock Bonus Plan”) for any full-time or part-time employee (whether or not a director) of the Corporation or any of its subsidiaries who has rendered meritorious services that contributed to the success of the Corporation or any of its subsidiaries. Up to 900,000 Common Shares (or approximately 0.3% of the issued and outstanding Common Shares) are authorized for issuance under the Stock Bonus Plan. The Stock Bonus Plan is currently administered by the Compensation Committee and provides for grants of bonus Common Shares on terms that the Compensation Committee recommends to the Board, within the limitations of the Stock Bonus Plan and subject to the rules of applicable regulatory authorities. The maximum number of Common Shares that may be issued under the Stock Bonus Plan in any calendar year will not exceed in the aggregate 2% of the total number of outstanding Common Shares at the end of the immediately preceding calendar year, provided that (i) no more than 1% of the total number of outstanding Common Shares at the end of the immediately preceding calendar year can be issued to any one insider, (ii) the total number of Common Shares issuable within any one-year period to all insiders of the Corporation pursuant to the Stock Bonus Plan and pursuant to the exercise of vested options granted under other share compensation arrangements cannot exceed 10% of the then outstanding Common Shares, and (iii) the total number of Common Shares issuable within any one-year period to an employee under the Stock Bonus Plan and such employee’s associates pursuant to the Stock Bonus Plan and pursuant to the exercise of vested options granted under other share compensation arrangements cannot exceed 5% of the then outstanding Common Shares.

No Common Shares have been issued under the Stock Bonus Plan from January 1, 2011 to March 14, 2011. In 2010, no Common Shares were issued under the Stock Bonus Plan and the Named Executive Officers were not awarded and did not earn any Common Shares pursuant to the Stock Bonus Plan in respect of the 2010 fiscal year of the Corporation. As of March 14, 2011, an aggregate of 354,155 Common Shares (or approximately 0.01% of the issued and outstanding Common Shares) remain available for grant under the Stock Bonus Plan. The Compensation Committee has the right to amend or terminate the Stock Bonus Plan at any time in its discretion. In addition, certain amendments to the Stock Bonus Plan require shareholder and regulatory approval.

The Corporation also maintains an Executive Management Performance Bonus Plan (the “Executive Bonus Plan”) under which the Corporation’s executive officers and certain other management personnel are eligible for bonuses, including bonuses under the Stock Bonus Plan and cash bonus awards. Bonuses are awarded under the Executive Bonus Plan at the discretion of the Board, based on the Board’s evaluation of the performance of both the Corporation and the participant measured against performance objectives established each year. No awards were given under the Executive Bonus Plan from January 1, 2011 to date.

GRANT OF PLAN BASED AWARDS

The following table discloses estimated future payouts under the Executive Bonus Plan, the actual numbers of Common Shares and stock options granted to the CEO and other NEOs during 2010, and the exercise price of these awards.

		Estimated Future Payouts Executive Bonus Plan		All Other Stock Awards: Number of Shares or Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/SH)[1]	Closing Price on Date of Grant ($)[2]	Grant Date Fair Value of Stock & Option Awards ($)[3]
Name	Grant Date	Target ($)	Maximum ($)
Thomas G. Mair	03/11/2010	357,500	715,000	—	200,000	3.44	3.42	2.38

John A. Labate	03/11/2010	104,000	208,000	—	100,000	3.44	3.42	2.38

D. Scott Barr	03/11/2010	183,750	367,500	—	125,000	3.44	3.42	2.38

Bruce Higson-Smith	03/11/2010	57,900	115,800	—	50,000	3.44	3.42	2.38

S. Mitchel Wasel	03/11/2010	61,500	123,800	—	75,000	3.44	3.42	2.38

1	Exercise prices are based on the closing price on the TSX, in Canadian dollars, on the day before the grant of the options. The exercise price has been converted into U.S. dollars based on the Bank of Canada noon rate of exchange on the day of the grant.
2	The closing price is the U.S. dollar equivalent of the closing price on the TSX on the day of the grant of the options. The closing price has been converted into U.S. dollars based on the Bank of Canada noon rate of exchange on the day of the grant.
3	This column shows the grant date fair value of awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718) for 2010. A discussion of the assumptions used in calculating the award values may be found in Note 20 to our 2010 audited financial statements in our Form 10-K.

OUTSTANDING EQUITY (OPTION) AWARDS AT FISCAL YEAR-END

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2010 for the CEO and each other NEO.

NEO Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price[1] ($)	Option Expiration Date		Value of Unexercised in-the-money Options at Year-End Exercisable/ Unexercisable ($)
Thomas G. Mair	200,000	—	3.34	02/02/2017	[2]	124,670/0
	75,000	—	3.07	12/20/2017	[3]	113,862/0
	300,000	100,000	4.09	03/06/2018	[4]	162,875/54,292
	125,000	125,000	1.32	03/05/2019	[5]	360,687/360,687
	50,000	150,000	3.44	03/11/2020	[6]	52,281/156,842

John A. Labate	75,000	50,000	1.53	08/20/2018	[7]	214,150/142,767
	45,000	45,000	1.32	03/05/2019	[5]	129,847/129,847
	25,000	75,000	3.44	03/11/2020	[6]	26,140/78,421

D. Scott Barr	187,500	62,500	3.32	04/02/2018	[8]	213,019/71,006
	62,500	62,500	1.32	03/05/2019	[5]	180,344/180,344
	31,250	93,750	3.44	03/11/2020	[6]	32,676/98,027

Bruce Higson-Smith	182,750	—	3.86	09/18/2013	[9]	—
	4,000	—	5.07	05/24/2014	[9]	—
	15,000	—	3.72	01/27/2015	[9]	—
	28,000	—	3.44	01/31/2016	[9]	17,735/0
	13,026	—	3.34	02/02/2017	[2]	8,120/0
	33,000	11,000	3.41	03/20/2018	[10]	32,515/10,838
	37,500	37,500	1.32	03/05/2019	[5]	108,206/108,206
	12,500	37,500	3.44	03/11/2020	[6]	13,070/39,211

S. Mitchel Wasel	100,000	—	3.65	09/21/2017	[11]	65,351
	33,000	11,000	3.41	03/20/2018	[10]	32,515/10,838
	37,500	37,500	1.32	03/05/2019	[5]	108,206/108,206
	18,750	56,250	3.44	03/11/2020	[6]	19,605/58,816

1	Exercise prices are based on the closing price on the TSX, in Canadian dollars, on the day before the grant of the options. The exercise price has been converted into U.S. dollars based on the Bank of Canada noon rate of exchange on the day of the grant.
2	These options are fully vested.
3	These options were fully vested as of the date of grant.
4	These options vested 25% on the date of issuance and 25% on each of March 6, 2009 and 2010 with the balance vesting an additional 25% on March 6, 2011.
5	These options vested 25% on the date of issuance and 25% on March 5, 2010 with the balance vesting an additional 25% on each of March 5, 2011 and 2012, respectively.
6	These options vested 25% on the date of issuance, with the balance vesting an additional 25% on each of March 11, 2011, 2012 and 2013 respectively.
7	These options vested 25% on the date of issuance and 25% on each of August 20, 2009 and 2010 with the balance vesting an additional 25% on August 2011.
8	These options vested 25% on the date of issuance and 25% on each of April 2, 2009 and 2010 with the balance vesting an additional 25% on April 2, 2011.
9	These options are fully vested.
10	These options vested 25% on the date of issuance and 25% on each of March 20, 2009 and 2010 with the balance vesting an additional 25% on March 20, 2011.
11	These options are fully vested.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2010 for the persons named in the “Summary Compensation Table” above.

Option Awards
NEO Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Thomas G. Mair	—	—
John A. Labate	75,000	181,123
D. Scott Barr	—	—
Bruce Higson-Smith	—	—
S. Mitchel Wasel	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

As described under “Compensation Discussion and Analysis – Elements of the Executive Compensation Program,” the Corporation or a subsidiary has entered into employment agreements with the following Named Executive Officers: Messrs. Mair, Labate, Barr, Higson-Smith and Wasel. For purposes of this discussion, “Corporation” shall refer to the Corporation or any subsidiaries as applicable. These employment agreements provide for payments and other benefits upon a termination without “cause” as defined in such employment agreements or upon a “Termination Upon a Change in Control” as defined in such employment agreements. The Corporation also entered into an employment agreement with Mr. Sam Coetzer when he was appointed Chief Operating Officer on the resignation of Mr. Barr from that position on March 9, 2011, which agreement contains the same provisions concerning payments and benefits upon a termination without “cause” or upon a “Termination Upon a Change in Control” as the agreements with Messrs. Labate, Higson-Smith and Wasel.

Upon retirement, the Corporation shall pay to a NEO all accrued salary, any benefits then due, accrued vacation pay and reimbursement of certain business expenses (“Accrued Compensation”).

Upon termination without “cause” the Corporation shall pay to a NEO Accrued Compensation plus severance compensation as described in “Compensation Discussion and Analysis – Elements of the Executive Compensation Program.” As a condition precedent to receipt of severance compensation, the NEO must sign a comprehensive release of all claims against the Corporation and all related entities and individuals. All stock options granted to the NEO under the Third Amended and Restated 1997 Stock Option Plan become immediately exercisable and vested and remain exercisable for a period of 12 months from the date of termination without “cause.”

Upon a “Termination Upon a Change in Control” the Corporation shall pay to a NEO Accrued Compensation plus Change in Control severance compensation as described in “Compensation Discussion and Analysis – Elements of the Executive Compensation Program.” As a condition precedent to receipt of Change in Control severance compensation, the NEO must sign a comprehensive release of all claims against the Corporation and all related entities and individuals. The Corporation will also provide the NEO with outplacement services, the cost of which shall not exceed an amount equal to 10% of such officer’s then current base salary. All stock options granted to the NEO under the Third Amended and Restated Stock Option Plan become immediately exercisable and vested and remain exercisable for a period of 12 months upon a “Change in Control.” Mr. Higson-Smith may also be entitled to receive tax gross-up payments.

Listed below are the terms of such payments and estimates regarding the amounts for each of the NEOs which would have been payable had such termination occurred on December 31, 2010.

Thomas G. Mair
	Retirement	Termination without cause	Termination Upon a Change in Control	Method of Payment
Accrued Compensation	$43,003	$43,003	$43,003	Lump Sum
Severance Compensation	N/A	$919,631	$1,894,263	Lump Sum[1]

Total	$43,003	$962,634	$1,937,266

John A. Labate
	Retirement	Termination without cause	Termination Upon a Change in Control	Method of Payment
Accrued Compensation	$13,903	$13,903	$13,903	Lump Sum
Severance Compensation	N/A	$476,731	$979,462	Lump Sum[1]

Total	$13,903	$490,634	$993,365

D. Scott Barr
	Retirement	Termination without cause	Termination Upon a Change in Control	Method of Payment
Accrued Compensation	$14,860	$14,860	$14,860	Lump Sum
Severance Compensation	N/A	$636,023	$1,300,898	Lump Sum[1]

Total	$22,817	$650,883	$1,315,758

Note: Mr. Barr resigned as an officer of the Corporation on March 9, 2011.

Bruce Higson-Smith
	Retirement	Termination without cause	Termination Upon a Change in Control	Method of Payment
Accrued Compensation	$15,883	$15,883	$15,883	Lump Sum
Severance Compensation	N/A	$283,976	$587,252	Lump Sum[1],2

Total	$15,883	$299,859	$603,135

S. Mitchel Wasel
	Retirement	Termination without cause	Termination Upon a Change in Control	Method of Payment
Accrued Compensation	$34,668	$34,668	$34,668	Lump Sum
Severance Compensation	N/A	$259,316	$558,616	Lump Sum

Total	$34,668	$293,984	$593,284

1	A portion of the Severance Compensation may be withheld by the Corporation and paid on the six month anniversary of the NEO’s termination in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended.
2	May be subject to tax gross-up.

DIRECTOR COMPENSATION

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Corporation’s non-executive directors during the fiscal year ended December 31, 2010.

Director Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Christopher Thompson[1]	2010	100,833	—	—	—	—	100,833

James Askew	2010	120,000	—	—	—	—	120,000

Robert Doyle[2]	2010	113,902	—	—	—	—	113,902

David Fagin	2010	120,000	—	—	—	—	120,000

Lars-Eric Johansson[3]	2010	45,322	—	—	—	—	45,322

Ian MacGregor[4]	2010	170,000	—	—	—	—	170,000

Michael Martineau	2010	120,000	—	—	—	—	120,000

1	Mr. Thompson was appointed as a director on February 2, 2010 and became Chairman of the Board on December 16, 2010.
2	Mr. Doyle was appointed as a director on February 2, 2010.
3	Mr. Johansson’s term ended on May 6, 2010.
4	Mr. MacGregor was Chairman of the Board until December 16, 2010.

During the year ended December 31, 2010, the Corporation paid a total of $790,057 to its non-employee directors. This amount consisted of the following annual fees:

•	$170,000 to the Chairman;

•	$110,000 to the non-employee directors (excluding the Chairman); plus

•	$20,000 to the Chair of the Audit Committee;

•	$10,000 to the Chair of the Nominating and Corporate Governance Committee;

•	$10,000 to the Chair of the Sustainability Committee; and

•	$10,000 to the Chair of the Compensation Committee.

Directors are also reimbursed for transportation and other out-of-pocket expenses reasonably incurred for attendance at Board and committee meetings and in connections with the performance of their duties as directors.

The Corporation’s Third Amended and Restated 1997 Stock Option Plan provides for discretionary grants of stock options to directors. Such grants may be made upon a director’s appointment or from time to time thereafter. See “Equity Compensation Plan Information – Stock Option Plan” for a summary of the Third Amended and Restated 1997 Stock Option Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is currently comprised of Messrs. Michael Martineau, Christopher Thompson, and Ian MacGregor. The Compensation Committee is responsible for establishing and administering the compensation philosophy, policies, and plans for the Corporation’s non-employee directors and executive officers.

The Compensation Committee hereby reports as follows:

1.	The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management; and

2.	Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Management Information Circular to be delivered to shareholders.

Submitted by the Compensation Committee:

Michael Martineau, Chair

Christopher Thompson

Ian MacGregor

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management of the Corporation the audited financial statements of the Corporation for the fiscal year ended December 31, 2010 (the “Audited Financial Statements”).

The Audit Committee has discussed with PricewaterhouseCoopers LLP, independent accountants for the Corporation since 1994, the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers LLP its independence and has considered the compatibility of the non-audit services which it provides with maintenance of that independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

Submitted by the Audit Committee:

Robert E. Doyle, Chair

David K. Fagin

Ian MacGregor

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The following information is provided in response to Canada’s National Instrument 58-101 and its companion Form 58-101F1:

Board of Directors

The current Board comprises seven directors, six of whom are independent by virtue of their not having a direct or indirect material relationship (as defined under applicable law and regulations) with the Corporation and under the independence standards of the NYSE Amex Company Guide. Mr. Mair is the Corporation’s President and Chief Executive Officer and, accordingly, is not independent.

Of the current Board members, Mr. Askew is a director of International Mining and Finance Corporation, Ausdrill Limited, OceanaGold Corporation, Conquest Mining Ltd. and served as a director of Asian Mineral Resources Ltd. until June 2010; Mr. Doyle is a director of Medoro Resources Ltd., Mandalay Resources Corporation, Detour Gold Corporation, and NXA Inc.; Mr. Fagin is a director of ATNA Resources Ltd. and Pacific Rim Mining Corp.; Mr. MacGregor served as director of Asian Mineral Resources Ltd until June 2010.; Mr. Martineau is a director of First Quantum Minerals Ltd. and Eurasia Mining Plc; and Mr. Thompson is a director of Teck Resources Limited and Geosynfuels, Inc. Each of these companies, except International Mining and Finance Corporation, Ausdrill Limited, Conquest Mining Ltd, Eurasia Mining Plc and Geosynfuels, Inc., is a reporting issuer or equivalent in Canada or another jurisdiction.

The Board follows the practice of including in each regularly scheduled Board meeting a discussion involving only the independent directors in the absence of management at which the independent directors have the opportunity to raise any matter they believe merits or requires discussion. Accordingly, for corporate governance disclosure purposes, the independent directors held two meetings in 2010 at which the non-independent director and members of management were not present.

Mr. Christopher Thompson serves as Chairman of the Board. As disclosed above, he is an independent director. The Chairman’s duties are described below in “Position Descriptions”.

Each director attended all Board meetings held in 2010 and each director attended all meetings of Committees of which he is a member.

Board Mandate

While the Board has no written mandate as such, its duties and activities are performed in a manner that is considered responsive to statutory and other legal requirements and in accordance with best corporate governance practices.

The Board establishes overall policies and standards for the Corporation. The Board expects management to conduct the business of the Corporation in accordance with the Corporation’s ongoing strategic plan as adopted by the Board. The Board regularly reviews management’s progress in meeting these expectations. The Board is kept informed of the Corporation’s operations at meetings of the Board and its committees and through reports and analyses and discussions with management. The Board normally meets five times a year in person, with additional meetings being held as needed. In 2010, there were a total of seven meetings of the Board.

The following is a summary of how the Board deals with matters pertaining to strategic planning, risk management, communication and internal control systems, and management and succession:

•

Each year the Board reviews and approves planning assumptions and detailed monthly budgets for the following year and annual projections for the following five years. The Board monitors performance against budget through reporting by management in the form of monthly reports and Board papers.

•

The Board seeks to identify and assess the principal risks of the Corporation’s business which are wide-ranging because of the nature of the Corporation’s business, including risks associated with operating in developing countries, maintaining control of the Corporation’s assets and funds, assuring compliance with all relevant laws and regulations, political risks, exchange controls, environmental and safety risks, government regulatory or enforcement problems, title matters, civil unrest, and the availability of skilled management and labor forces.

•	The CEO and the CFO provide shareholder communications on behalf of the Corporation, all of which are closely monitored by the Board.

•	The Board periodically reviews the integrity of the Corporation’s internal control and management information systems.

•

The Board annually considers the overall performance in all key areas to identify those areas where additional skills may be required and to consider the measures required to ensure sufficient management depth for the ongoing management of the Corporation in the event of the loss of any key members of the Corporation’s executive management team.

•

The Board periodically reviews all key policies including the environmental and safety policies adopted by the Corporation and its affiliates and has established policies on safety, community relations and environment.

The Board has adopted policies to assure effectiveness of management information systems including policies on corporate control with respect to annual budgets, financial and budget reporting, activities reporting, acquisitions and dispositions of assets, joint ventures, spending authorities, contracts and investment banking services. Therefore, in addition to those matters that must by law, be approved by the Board, the Board approves, among other things, the terms of all significant acquisitions and dispositions of the mineral properties of the Corporation and its subsidiaries as well as joint venture agreements on such properties. Operating and capital budgets also require the Board’s approval. The Board receives monthly reports on operational, financial and business development matters. Finally, because of the Board’s relatively small size and significant industry experience, management is able to liaise regularly with the Board to discuss and seek approval for various activities.

Position Descriptions

The Board has adopted a position description for the Chairman of the Board whereby the Chairman presides over meetings of the Board, interfaces between the Board and senior management, including regular consultations with the President and CEO on a variety of matters of importance to the Corporation’s business, its relationships with shareholders and other stakeholders and the relationship between the Board and management, including all matters which properly come within the scope of the duties and responsibilities of a non-executive Chairman to ensure that the Corporation fulfils its commitment of adherence to corporate governance best practices.

While no specific position description has been adopted for the chairs of each of the Corporation’s four standing committees namely the Audit, Compensation, Nominating and Corporate Governance and Sustainability Committees, each chair is responsible for ensuring that the Committee over which he presides properly discharges the obligations imposed by its charter (available for inspection on the Corporation’s website at www.gsr.com), interfacing with management and making required recommendations to the Board. In particular, the Chairman of the Audit Committee is responsible for a number of matters, such as communication with the Corporation’s auditors in accordance with the SEC and the United States Sarbanes-Oxley Act of 2002 (“SOX”) requirements to which the Corporation is subject.

The Board has adopted a position description for the Corporation’s President and CEO which, among other things, is compliant with SOX requirements.

Orientation and Continuing Education

New directors are provided with the Corporation’s committee charters and Board and Corporation policies and with non-public information on the Corporation’s business and assets. They have access to Board members and senior management personnel before accepting a position as director to enable them to perform due diligence and to acquire the information required to begin performing their duties at an acceptable level. In the course of these due diligence activities, new directors are made aware of the role of the Board and its committees and the nature and operation of the Corporation’s assets and business.

Management believes that each member of the current Board has the basic skills and knowledge required to function effectively as a director of the Corporation and that the individual skills and experience possessed by individual Board members are complementary to achieving a Board that can supervise the Corporation’s business in a manner responsive to the interests of all stakeholders and in a responsible and ethical manner. Board candidates are selected based on the possession of such basic and complementary skills.

The chair of the Nominating and Corporate Governance Committee has a specific responsibility to ensure that Board members are kept up to date on corporate governance matters, and the directors’ other business interests are such as to keep them abreast of corporate developments generally and those in the gold mining industry in particular. Except for 2009, the Board has made annual visits to the Corporation’s production facilities in Ghana in the course of which Board members have had full opportunity to inspect the Corporation’s assets and to interface with all levels of management and with local stakeholders.

Ethical Business Conduct

The relevant policies and codes, all of which are available on the Corporation’s website, consist of:

•

a Business Conduct and Ethics Policy (the “Policy”) which applies to the Corporation, its subsidiaries, divisions and affiliates and which reaffirms that the observance of applicable law and ethical business conduct wherever the Corporation does business must be the guiding principle. The Corporation’s Senior Vice President and CFO is responsible for monitoring compliance with the Policy and for communicating the Policy to employees. Employees are advised that they have a duty to report any known or suspected violation of the Policy, including any violation of the laws, rules, regulations or policies that apply to the Corporation. Employees are to report such violations to their supervisor, the Compliance Officer, or by following the procedures set out in the Corporation’s Whistleblower Policy. It is ultimately the Board’s responsibility for monitoring compliance with the Policy. The Board, through its Audit Committee, reviews the Policy annually to ensure that it complies with legal requirements and is in alignment with best practices. The Board has not granted any waiver of the Policy. Accordingly, no material change report has been required or filed;

•

a Code of Ethics for Directors, Senior Executive and Financial Officers and Other Executive Officers adopted pursuant to Section 406 of SOX and the rules of the NYSE Amex to provide written standards of guidance to the affected individuals for honest and ethical conduct and compliance with applicable law. This Code of Ethics requires that individuals covered by its provisions report suspected violations to either of the Chairman of the Board or the Senior Vice President and CFO, in his capacity as Compliance Officer, and that the Board take appropriate action on any such reports. Amendments of/and waivers granted under the Code of Ethics will be disseminated on the Corporation’s website (www.gsr.com);

•

a Policy on Insider Trading and Reporting which mandates all appropriate trading restrictions on the Corporation’s shares to which directors, officers, employees and others are subject under applicable law and as a matter of corporate policy; and

•

a Whistleblower Policy whereby employees are required to report concerns regarding possible violations by employees or other persons of legal or regulatory requirements or internal policies relating to accounting standards and disclosures, internal accounting controls or matters related to the internal or external audit of the Corporation’s financial statements to any member of management, to the Audit Committee, or anonymously if the individual so chooses. The Audit Committee is responsible for dealing appropriately with all such reports.

As a matter of policy, the Board is required to approve the holding by any director or officer of a Board or executive position of another company creating a potential business or legal conflict affecting that individual’s ability to properly carry out his duties and serve the Corporation’s best interests. As a matter of law, Board members are required to disclose material interests in proposed transactions, after which the Board determines the propriety of the affected individual participating in either or both of discussion and voting, whether or not otherwise entitled to do either or both.

Nomination of Directors

As disclosed above, the Corporation’s objective is to have a Board of Directors, each of whose members has the required experience, skills, judgment and character to perform effectively and ethically as a Board member and which, as a group, have skills complementary to the nature of the Corporation’s business and the environment in which the Board operates. Potential Board candidates are identified and selected with reference to these criteria. The process is supervised by the Nominating and Corporate Governance Committee which is responsible for recommending candidates for nomination or re-election, as the case may be, as set out in its charter.

Compensation of Directors

The Compensation Committee, all of whose members are independent directors, is responsible for evaluating and making recommendations to the Board regarding the compensation to be paid to directors.

Board Leadership Structure and Role in Risk Oversight

The Chairman of the Board is an independent director and performs the functions described above in “Position Descriptions”. Having an independent Chairman enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman also serves as a liaison between the Board and senior management. The Board has determined that the current structure, an independent chair, separate from the CEO, is the most appropriate structure at this time.

The Board oversees the risks involved in the Corporation’s operations as part of its general oversight function, integrating risk management into the Corporation’s compliance policies and procedures. While the Board has the ultimate oversight responsibility for the risk management process, the Audit Committee and the Compensation Committee have certain specific responsibilities relating to risk management. Among other things, the Audit Committee, pursuant to its charter, addresses company policies with respect to risk assessment and risk management, and reviews major risk exposures (whether financial, operating or otherwise) and the guidelines and policies that management has put in place to govern the process of assessing, controlling, managing and reporting such exposures. In addition, when recommending to the Board appropriate compensation for executive officers, the Compensation Committee considers the nature, extent and acceptability of risks that the executive officers may be encouraged to take by any incentive compensation. The Board also satisfies its risk oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Corporation.

Board Committees

There are four standing committees of the Board: Audit, Compensation, Nominating and Corporate Governance and Sustainability committees. Charters for each of the committees are available on the Corporation’s website at www.gsr.com.

i) Audit Committee

The Audit Committee is currently comprised of Messrs. Robert E. Doyle (Chair), David K. Fagin and Ian MacGregor. The Board has determined that each of the members of the Audit Committee is financially literate, is an unrelated, outside member with no other affiliation with the Corporation and is independent as defined by the NYSE Amex Company Guide. The Board has determined that Mr. Doyle is the “audit committee financial expert” as defined by the SEC. Mr. Doyle, a chartered accountant since 1980, has served as Chief Financial Officer of numerous public companies dating as far back as 1982. Mr. Fagin has over 50 years of experience in consulting, banking, operations, executive management and has served as President and COO of two NYSE listed companies.

He attended the graduate School of Business of Southern Methodist University studying accounting and finance. Mr. Fagin has managed the persons responsible for preparation of budgets, financial reports and periodic financial statements in several public and private companies and has been involved in the financial and accounting activities and the auditor relationships for each such company. Mr. MacGregor has considerable experience reviewing and understanding financial statements in connection with public securities offerings, mergers and acquisitions and has served as a member of audit committees including those of the Corporation, Asian Mineral Resources Limited and the St. Lawrence Seaway Management Corporation.

The primary duties and responsibilities of the Audit Committee, as set out in its charter, are to oversee the financial reporting process, the system of internal control, the audit process, related party transactions, compliance with the Corporation’s codes of ethics and the Corporation’s process for monitoring compliance with laws and regulations. The Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditor. In performing its duties, the Audit Committee maintains effective working relationships with the Board, management and the external auditors. To effectively perform his role, each committee member must obtain and maintain an understanding of the detailed responsibilities of committee membership as well as the Corporation’s business, operations and risks. In addition, the Audit Committee recommends to the Board for approval the annual and quarterly financial statements, the annual and quarterly reports and certain other documents required by regulatory authorities. In connection with risk assessment, the Audit Committee reviews major financial, operating and other risk exposures and the guidelines, policies and insurance that management has put in place to govern the process of assessing, controlling, managing and reporting such exposures. The Audit Committee met four times during 2010.

ii) Compensation Committee

The Compensation Committee is comprised of Messrs. Michael Martineau (Chair), Christopher Thompson and Ian MacGregor, each of whom has been determined by the Board to be unrelated, outside member with no other affiliation with the Corporation and independent as defined by the NYSE Amex. The Compensation Committee, subject to Board approval and as set forth in its charter, supervises the evaluation and determination of compensation of executive officers, sets corporate-wide policy with respect to compensation and benefits, and administers the Third Amended and Restated 1997 Stock Option Plan (except with respect to grants to non-employee directors) and the Stock Bonus Plan. The Compensation Committee also oversees the detailed disclosure requirements regarding executive compensation. The Compensation Committee met four times in 2010.

iii) Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Messrs. Ian MacGregor (Chair), Robert E. Doyle and Christopher Thompson. Each member of the Nominating and Corporate Governance Committee has been determined by the Board to be an unrelated, outside member with no other affiliation with the Corporation and independent as defined by the NYSE Amex. The Nominating and Corporate Governance Committee, as set forth in its charter, advises and makes recommendations to the Board concerning all corporate governance issues, including: Board and committee jurisdiction, composition, size and remuneration; adoption and implementation of policies designed to ensure that the Corporation follows best practices in corporate governance; and oversight of compliance with legislation, rules, regulations and guidelines enacted and adopted by governments, securities regulators and stock exchanges to whose jurisdiction the Corporation is subject. In addition, the Nominating and Corporate Governance Committee performs an annual appraisal of the performance of the Board, its committees, each director and the Board and committee chairs (see “Assessments” below).

The Nominating and Corporate Governance Committee is responsible for the assessment of the effectiveness and contribution of the Board, its committees and individual directors. The Nominating and Corporate Governance Committee annually reviews the overall performance of the Board and its committees based on a number of factors including the Board’s performance in meeting the challenges that faced the Corporation over the previous 12 month period, the Board’s relationship with management, and the overall effectiveness of the Board and its members.

The Nominating and Corporate Governance Committee periodically reviews the adequacy and form of compensation of directors in relation to the responsibilities and risks involved in being an effective director. See “Compensation of Directors” above.

The Nominating and Corporate Governance Committee is also responsible for supervising the nomination process including identifying and recommending nominees to the Board for eventual proposal as candidates for election as directors at the annual meeting of shareholders. The Nominating and Corporate Governance Committee considers candidates for Board membership who are suggested by members of the Nominating and Corporate Governance

Committee, other Board members, members of management and shareholders of the Corporation. Once the Nominating and Corporate Governance Committee has identified prospective nominees for directorship, the Board is responsible for selecting such candidates. The Nominating and Corporate Governance Committee seeks to identify director candidates with solid business and other appropriate experience and expertise, having regard for the nature of the Corporation’s business and the current composition of the Board, and commitment to devoting the time and attention necessary to fulfill their duties to the Corporation.

While the Corporation has not prepared a formal diversity policy with respect to evaluating nominees for director positions, the Nominating and Corporate Governance Committee’s charter includes general factors to be considered in evaluating a prospective candidate to the Board, which factors include (i) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, and (ii) backgrounds, experience, expertise, skills and other demographics. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of skills, experience, and knowledge that will assure that the Board can continue to fulfill its responsibilities.

The Nominating and Corporate Governance Committee also considers the independence of directors or potential directors. The Nominating and Corporate Governance Committee met twice in 2010.

Shareholders wishing to recommend a director candidate to serve on the Board may do so by providing written notice to the Chair of the Nominating and Corporate Governance Committee, Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312, that identifies the candidate, provides appropriate biographical and background materials, evidences the nominating shareholder’s Common Share ownership, and includes a written signed statement of the candidate. Assuming that the appropriate information and materials are received in a timely manner, candidates recommended by shareholders will be evaluated against the criteria outlined above. A complete copy of the procedures to be followed by shareholders who wish to recommend director candidates is available on the Corporation’s website at www.gsr.com.

iv) Sustainability Committee

The Sustainability Committee is currently composed of Messrs. James Askew (Chair), Michael Martineau and Ian MacGregor. Each member of the Sustainability Committee has been determined by the Board to be unrelated, an outside member with no other affiliation with the Corporation and independent as defined by the NYSE Amex. The primary purposes of the Sustainability Committee are to assist the Board in its oversight of exploration, development and operating risk, including issues related to geological, mining, metallurgical, community relationships, health, safety and environmental matters. The responsibilities of the Sustainability Committee include, among others: reviewing with management the Corporation’s goals, policies and programs relative to exploration, development and operational matters; making enquiries of management concerning the establishment of appropriate policies, systems, standards and procedures for all technical, development and operating activities, and compliance with applicable laws and standards of corporate conduct; reviewing with management the assessment, reduction and mitigation of technical risk; reviewing with management the risk analysis of any proposed new major exploration, development or operating activity; and reviewing with management the Corporation’s record of performance on community relationships, health, safety and environmental matters, along with any proposed actions based on the record of performance. The Sustainability Committee met twice in 2010.

Assessments

The Nominating and Corporate Governance Committee performs, as part of its duties, an annual appraisal of the performance of the Board and its standing committees as a whole and of the individual performance of each director and the Board and committee chairs. The results are used in making any required changes to functions and individuals and in determining nominations for re-election and appointment.

Shareholder Communications

The Corporation believes that it is important to maintain good shareholder relations. The Board will give appropriate attention to all written communications that are submitted by shareholders. Any shareholder wishing to send communications to the Board, or a specific committee of the Board, should send such communication to the Senior Vice President and Chief Financial Officer of the Corporation by email to jlabate@gsr.com or by mail to Board of Directors, c/o Chief Financial Officer, Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312. All communications shall state the type and amount of the Corporation’s securities held by the shareholder and shall clearly state that the communication is intended to be shared with the

Board, or if applicable, with a specific committee of the Board. The Senior Vice President and Chief Financial Officer shall forward all such communications to the Board or the specific committee, as appropriate.

Director Attendance at Shareholder Meetings

It is the Corporation’s policy that the directors attend annual shareholders meetings. All of the then directors of the Corporation attended the 2010 annual general and special meeting of shareholders.

Additional Disclosure Relating to Directors

To the knowledge of the Corporation, no proposed director of the Corporation is or has been, within the last 10 years, a director, chief executive officer or chief financial officer of any company that (a) was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued while he/she was acting in the capacity of director, chief executive officer or chief financial officer of that company; (b) subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after he/she ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while he/she was acting in that capacity; (c) subject of, or a party to, any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) mail or wire fraud in connection with any business entity or (ii) federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions (not including settlement of a civil proceeding among private parties); or (d) subject to any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Moreover, to the knowledge of the Corporation, no proposed director is or has been, within the last 10 years, (a) bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his/her assets; or (b) a director or executive officer of any company that, while he/she was acting in that capacity, or within two years of his/her ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, except for the following:

Ian MacGregor, a director of the Corporation, served several years ago as a director of Canadian Shipbuilding and Engineering, a private Canadian company that became subject to the Companies’ Creditors Arrangement Act and subsequently made an assignment in bankruptcy after failing to achieve a successful restructuring plan.

PRINCIPAL ACCOUNTING FIRM FEES

The Corporation incurred the following fees for services performed by its principal accounting firm, PricewaterhouseCoopers LLP, during fiscal 2010 and 2009:

Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total
2010	$477,474	$9,444	$121,061	$4,035	$692,014
2009	$458,785	$47,363	$65,372	$50,789	$622,309

Audit related fees included review of quarterly financial statements. Tax related fees include assistance in filing annual tax returns and tax planning. Other fees were predominantly related to review of documents required for the sale of common shares and for review of annual reports filed with government agencies in the United States and Canada.

In 2010 and 2009, 100% of our auditor’s fees were approved pursuant to the provisions of 17 CFR 210.201(c)(7)(i)(C). There were nil hours expended on the principal accountant’s engagement to audit our financial statements for the years ended December 31, 2010 and December 31, 2009 that were attributable to work performed by persons other than the principal accountant’s full-time, permanent employees.

The Audit Committee of the Board has considered the level of non-audit services provided by the auditors and the auditor’s representation letter in its determination of auditor independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has established a policy requiring pre-approval of all audit engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and all permissible non-audit services performed by the independent auditors. Such services may be approved at a meeting or by unanimous written consent of the Audit Committee, or the Audit Committee may delegate to one or more of its members the pre-approval of audit services and permissible non-audit services provided that any pre-approval by such member or members shall be presented to the Audit Committee at each of its scheduled meetings.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

No directors, nominees for election as directors, executive officers or members of their immediate family were indebted to the Corporation, or any of its subsidiaries, directly or indirectly, at any time since the beginning of the Corporation’s last fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

Messrs. Michael Martineau, Ian MacGregor and Chris Thompson were members of the Compensation Committee in 2010, all of whom are independent, non-management directors. None of the Compensation Committee members has served as an officer or employee of the Corporation. None of the Corporation’s executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Corporation’s Board of Directors.

Transactions with Related Persons

The Corporation has adopted a written policy for the review of transactions with related persons. The policy requires review, approval or ratification of transactions exceeding $120,000 in which the Corporation is a participant and in which a director, executive officer, a significant shareholder or an immediate family member of any of the foregoing persons has a direct or indirect material interest.

No related person of the Corporation, nor any associate or affiliate of a related person, has had any material interest in any transaction or proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries, nor has any director of the Corporation been involved, directly or indirectly, in any business or professional relationship with the Corporation in connection with the provision by the director or the Corporation of property, services or financing to the other since January 1, 2010 other than as set forth herein. Additionally, no person who has been a director or officer since January 1, 2010, nor any proposed director, nor any of their associates or affiliates, have any material interest, direct or indirect, in the matters to be acted upon at the Meeting. Each quarter, the Vice President Finance and Controller issues a “Commitments, Contingencies and Acquisition” checklist to the CEO, CFO, Chief Operating Officer, Treasurer and VP Exploration, which must be signed and returned to inquire if there have been any related party transactions for the quarter.

In addition, on an annual basis, the Corporation’s legal counsel prepares Directors and Officers (“D&O”) questionnaires and submits the questionnaires to all directors and officers of the Corporation. The D&O questionnaires are reviewed by the Vice President Finance and Controller who also reviews accounts payable vendor records to determine if any payments that would fall under disclosure guidelines have been made to any companies which would indicate a related party transaction.

If the Vice President Finance and Controller determines that any transaction could be a related party transaction, the transaction is brought to the Audit Committee for review. The Audit Committee determines whether a related party transaction can be approved or not, based on whether the transaction is determined to be in, or not inconsistent with, the best interests of the Corporation and its shareholders.

Relationships

Certain directors and officers of the Corporation are and may continue to be involved in the mining and mineral exploration industry through their direct and indirect participation as a director or otherwise in corporations, partnerships or joint ventures, which are potential competitors. Situations may arise in connection with potential acquisitions and investments where the other interests of these directors and officers may conflict with the interests of the Corporation. Each of the directors of the Corporation is required to disclose any potential conflict of interest and to act honestly, in good faith and in the best interests of the Corporation.

The Nominating and Corporate Governance Committee is responsible for annually reviewing and reporting to the Board on business activities of each Board member including their employment or service to any other companies to assure that potential conflicts are clearly understood or avoided. Potential conflicts include the relationships, if any, between each of the directors and the Corporation and its management, and any involvements of any of the directors (including membership on other boards of directors) which constitute, or may result in, a conflict of interest.

During 2010, the Corporation obtained legal services from a legal firm to which a director, Mr. MacGregor, is counsel. The total value of all legal services provided was $892,575. Mr. MacGregor did not personally perform any legal services for the Corporation during 2010 nor did he benefit directly or indirectly from payments made by the Corporation for the services performed by the firm.

PARTICULARS OF MATTERS TO BE ACTED UPON

To the knowledge of the Board of the Corporation, the only matters to be brought before the Meeting are the following items:

a) Report to Shareholders

The Board of the Corporation has approved all of the information in the Report to Shareholders that accompanies this Management Information Circular, including the audited consolidated financial statements delivered therewith for the fiscal year ended December 31, 2010. No vote will be taken regarding the Report to Shareholders.

b) Election of Directors

The term of office of the current directors of the Corporation will expire at the Meeting or when their successors are duly elected or appointed. The Articles of the Corporation provide that the number of directors shall consist of a minimum of three and a maximum of 15 directors. The Board is currently composed of seven directors, two of whom are resident Canadians. The Corporation’s By-laws require that at least 25% of the directors of the Corporation be resident Canadians.

It is proposed to nominate the seven persons listed below for election as directors of the Corporation to hold office until the next annual meeting of shareholders or until their successors are elected or appointed pursuant to relevant provisions of the By-laws of the Corporation or the Corporation’s governing statute. All such proposed nominees are currently directors of the Corporation.

It is the intention of the management designees, if named as proxy, to vote for the election of the following persons to the Board. Management does not contemplate that any of such nominees will be unable to serve as directors; however, if for any reason any of the proposed nominees do not stand for election or are unable to serve as such, proxies FOR management designees will be voted for another nominee in their discretion unless the shareholder has specified in his proxy that his Common Shares are to be withheld from voting in the election of directors. Each director elected will hold office until the next annual meeting of shareholders or until his successor is duly elected, unless his office is earlier vacated in accordance with the By-laws of the Corporation.

The following table sets forth the name of each of the persons proposed to be nominated for election as a director; his municipality, province or state and country of residence; all positions and offices in the Corporation presently held by him; his present and past principal occupation or employment for the past five years; the date of his first appointment as a director; and his age. See “Voting Shares and Security Ownership of Certain Beneficial Owners and Management” for the number of Common Shares of the Corporation that each nominee has advised are beneficially owned by him, or over which control or direction is exercised, directly or indirectly.

Name, Residence and Position with Corporation	Present and Principal Occupation for the Past Five Years	Date of First Appointment as Director	Age
JAMES E. ASKEW Denver, Colorado, USA Director [4]	Mr. Askew has served as a director, President and Chairman of International Mining and Finance Corporation since January 1997. Mr. Askew also serves as a director of Ausdrill Limited, OceanaGold Corporation and Conquest Mining Ltd., and is a member of the advisory board of Pala Investments. Mr. Askew has held positions as Managing Director and Chief Executive Officer of Black Range Minerals NL from November 1999 to 2001. In addition, Mr. Askew served as President and Chief Executive Officer of the Corporation from March 1999 to October 1999 and as director of Sino Gold Mining Ltd. from 2003 to 2009, as a director of Asian Mineral Resources until 2010. Mr. Askew brings to the Board of Directors demonstrated management expertise at senior levels and extensive experience with all aspects of the mining industry in his capacity as senior manager and director at several mining companies. Mr. Askew has worked in the mining industry for 36 years, including as chief executive officer of five companies. Mr. Askew has also served on the boards of several public companies, which gives him a strong understanding of the role of the Board of Directors.	June 15, 1999	62

ROBERT E. DOYLE Toronto, Ontario, Canada Director [2,3]	Mr. Doyle has been a director of Medoro Resources Ltd., a Canadian gold exploration and development company with activities in Africa and South America, since April 2008 and was Chief Executive Officer of Medoro from January 2008 to October 2009. He is currently chairman of Medoro’s corporate governance and nominating committee and a member of its compensation committee. Previously, Mr. Doyle was Executive Vice President of Pacific Stratus Energy from 2005 through 2007. Mr. Doyle was Chief Financial Officer of Coalcorp Mining Inc. from November 2005 to May 2007; Chief Financial Officer of Pacific Stratus Energy Ltd. from October 2006 to May 2007 and Executive Vice President from March 2006 to May 2007; and Chief Financial Officer of Bolivar Gold Corp. from January 2003 to February 2006. He has been a member of the board of directors of Mandalay Resources Corp. since April 2010, NXA Inc. since June 2009 and Detour Gold since May 2010. Mr. Doyle, a chartered accountant and a chartered director, has over 30 years experience in all facets of international resource exploration, development and production. Mr. Doyle brings a broad skill set to the Board of Directors, including a thorough understanding of operations and financial strategy of international mining companies.	February 2, 2010	56

IAN MacGREGOR Toronto, Ontario, Canada Director [1,2,3,4]	Mr. MacGregor has served as a director since April 3, 2000 and served as Chairman of the Board from January 27, 2004 until December 16, 2010. Mr. MacGregor is Chairman of the Board of the St. Lawrence Seaway Management Corporation and served on the board of Asian Mineral Resources Limited until June 2010. He has been Counsel of Fasken Martineau DuMoulin LLP (Barristers and Solicitors) since February 2000. Mr. MacGregor brings to the Board his substantial experience and expertise representing companies in the mining industry in particular and in corporate and securities law generally. Having practiced corporation and securities law with a specialty in the mining sector for 35 years, Mr. MacGregor’s depth and breadth of exposure to complex legal issues in the mining industry makes him a valued advisor.	April 3, 2000	76

THOMAS G. MAIR Englewood, Colorado, USA Director, President and Chief Executive Officer	Mr. Mair was appointed President and Chief Executive Officer and a director in March 2008 and prior to then served as Interim President and Chief Executive Officer from January 2008 to February 2008. From February 2007 to December 2007 Mr. Mair served as Senior Vice President and Chief Financial Officer of the Corporation. Prior to joining the Corporation, Mr. Mair worked as a consultant from October 2006. Mr. Mair served in a number of senior roles with Newmont Mining Corporation from 1994 until October 2006, most recently as Director, Business Process Improvement from August 2003 to October 2006, and as group financial executive from October 2000 to July 2003. Mr. Mair’s experience and expertise in financial strategy and operations of mining companies positions him well to serve as the Chief Executive officer and member of the Board of Directors. As Chief Executive Officer and formerly Chief Financial Officer of the Corporation, Mr. Mair has demonstrated strong leadership skills and extensive knowledge of complex accounting, financial and operational issues facing mining corporations.	March 6, 2008	54

MICHAEL P. MARTINEAU Hildenborough, Kent, United Kingdom Director 1,[4]	Dr. Martineau is a founder and was a director until June 2009, and served as President from January 1999 until December 2007, of AXMIN Inc. He was a director of Ashanti Goldfields from February 1999 to April 2004. In addition, Dr. Martineau has served as Chairman since February 2000 and as Chief Executive Officer from February 2000 to August 2002 of Eurasia Mining Plc, and he was a director of Angus and Ross Plc from April 2000 until September 2006. Dr. Martineau was elected to serve as a director of First Quantum Minerals Ltd. in October 2007. Dr. Martineau has 40 years experience in global minerals exploration and mine development, and for the past 20 years has concentrated mainly on the many countries in sub-Saharan Africa. Between 1986 and 2002 he served as President and Chief Executive Officer of companies exploring for gold and developing mines in Africa including Zimbabwe, Tanzania, Ghana, Sierra Leone, Mali and the Central African Republic where teams that he led are credited with discoveries and successful mine developments. As founder of two such companies, he has experience in the fields of land acquisition, negotiation, team building and M&A activities. His particular contribution to Golden Star lies in the field of exploration, resource evaluation and exploitation and operating in Africa.	May 20, 2004	66

CRAIG J. NELSEN Centennial, Colorado, USA	Craig J. Nelsen was a founder of, and was appointed President, Chief Executive Officer and a member of the Board of Directors of Avanti Mining Corp in May 2007. From 1999 to June 2007, Mr. Nelsen served as the Executive Vice-President, Exploration, for Gold Fields Limited, one of the world’s largest gold mining companies. Mr. Nelsen was the founder of, and served as Chairman of the board of directors of Metallica Resources Inc. from 1994 to 2008, and was Metallica’s Chief Executive Officer from 1994 to 1999. In June 2008, a three-company merger between Metallica, Peak Gold, and New Gold Inc. was finalized, forming the new, larger gold producer known as New Gold Inc., which is listed on both the Toronto Stock Exchange and NYSE Amex. Since June 2008, he has served as a member of the board of directors of New Gold Inc. Mr. Nelsen holds a M.S. degree in geology from the University of New Mexico and a B.A. degree in geology from the University of Montana. In determining Mr. Nelsen’s qualifications to serve on our board of directors, the board has considered, among other things, his knowledge in mineral property evaluation, including resource and reserve assessment; international mining; mergers and acquisitions; exploration and mine operations; health, safety, environment and community relations; company formation and strategic planning.		59

CHRISTOPHER M. T. THOMPSON Englewood, Colorado, USA Director [1,3]	Mr. Thompson served as Chairman and Chief Executive Officer of Gold Fields Limited, an international gold producer based in South Africa, from 1998 through 2002 and Chairman from 2002 through 2005. Since 2005 to the present, Mr. Thompson has served on the boards of several public and private companies. He has served on over 25 public gold mining company boards and he currently sits on the board of two other companies and the advisory board of one company: Teck Resources Limited, Geosynfuels, Inc. (a privately held company), and Pala Investments (advisory board member). He was a director of Frontera Copper Corporation from August 2003 to March 2009 and he was a director of Ram Power Corp from May 2009 to April 2010. In addition, Mr. Thompson was previously the Chairman of the World Gold Council, an industry organization that promotes gold consumption, and Founder, President and Chief Executive Officer of Castle Group Inc., a privately owned gold mining venture fund. Mr. Thompson is familiar with all aspects of the gold industry from exploration to marketing. He understands the intricacies of international gold producing operations, and also has specific gold mining experience in Ghana. Also, Mr. Thompson’s 20 years experience in the gold mining investment and venture capital field enables him to provide the Board valuable insight on financial aspects of the industry.	February 2, 2010	63

1	Member of the Compensation Committee.
2	Member of the Audit Committee.
3	Member of the Nominating and Corporate Governance Committee.
4	Member of the Sustainability Committee.

There are no family relationships among any of the director nominees or directors or executive officers of the Corporation.

See “Statement of Corporate Governance Practices” for information on Board committees and directors’ meeting attendance.

The Board of Directors recommends that shareholders vote FOR the election of the above directors.

Unless otherwise indicated in the proxy, it is management’s intention to vote the proxies FOR the election of the above directors.

c) Advisory Vote on Named Executive Officer Compensation

In accordance with recently adopted SEC rules under the Dodd-Frank Act, shareholders of the Corporation will be asked at the meeting to approve the compensation of our Named Executive Officers as disclosed in this Management Information Circular, which disclosures include those under “Compensation Discussion and Analysis”, the accompanying compensation tables, and the related narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Management Information Circular.

This vote is advisory, which means that its outcome is not binding on the Corporation, the Board of Directors or the Compensation Committee of the Board of Directors.

The Compensation Committee and the Board of Directors believe that the policies and procedures set forth herein under “Compensation Discussion and Analysis” are effective in achieving our goals. As described under “Compensation Discussion and Analysis” our compensation program is designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards and performance conditions for awards of stock options) and long-term incentives (including equity awards that vest over up to three years) and share ownership guidelines reward sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the “Compensation Discussion and Analysis”, the accompanying compensation tables, and the related narrative disclosure.

Accordingly, shareholders will be asked to vote on the following resolution (the “Advisory Vote on Named Executive Officer Compensation Resolution”) at the Meeting:

BE IT RESOLVED AS AN ORDINARY RESOLUTION OF SHAREHOLDERS THAT the Corporation’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Corporation’s Management Information Circular for the 2011 annual general and special meeting of shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the “Compensation of the Corporation Discussion and Analysis”, the accompanying compensation tables, and the related narrative disclosure.

The Board of Directors recommends that shareholders vote FOR approval of the Advisory Vote on Named Executive Officer Compensation Resolution.

d) Advisory Vote on Frequency of Votes on Named Executive Officer Compensation

Under the applicable SEC rules relating to NEO compensation, shareholders must also be asked to vote on whether future advisory votes on NEO compensation should occur every year, every two years or every three years.

After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on Named Executive Officer compensation on an annual basis is appropriate for the Corporation and its shareholders at this time.

Shareholders may vote for their preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting in response to the following resolution:

BE IT RESOLVED AS AN ORDINARY RESOLUTION OF SHAREHOLDERS THAT the shareholders determine, on an advisory basis, that the preferred frequency of an advisory vote on the compensation of the Corporation’s Named Executive Officers as set forth in the Corporation’s Management Information Circular should be every year, every two years or every three years.

The Board of Directors recommends that shareholders vote FOR the option of EVERY YEAR as the preferred frequency for advisory votes on Named Executive Officer compensation.

e) Appointment of Auditor

It is proposed to approve an ordinary resolution to appoint the firm of PricewaterhouseCoopers LLP as auditor of the Corporation to hold office until the close of the next annual meeting of shareholders or until PricewaterhouseCoopers LLP is removed from office or resigns as provided by law and by the Corporation’s By-laws and to authorize the Audit Committee of the Corporation to fix the remuneration of PricewaterhouseCoopers LLP as auditors of the Corporation.

Representatives of PricewaterhouseCoopers LLP will be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate shareholder questions.

The Board of Directors recommends that shareholders vote FOR the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to serve as independent auditors for 2011.

Unless otherwise indicated in the proxy, it is management’s intention to vote the proxies FOR the appointment of PricewaterhouseCoopers LLP and to authorize the Audit Committee of the Board of Directors of the Corporation to fix the remuneration of PricewaterhouseCoopers LLP as auditors.

f) Approval of Deferred Share Unit Plan

It is proposed to approve an ordinary resolution to adopt a deferred share unit plan for the directors and executive officers of the Corporation (the “DSU Plan”).

Management and the Board of Directors believe it is important for the Corporation to implement a deferred share unit plan for the directors and executive officers of the Corporation, which will (i) encourage the directors and executive officers of the Corporation to own shares of the Corporation and to facilitate such share ownership, (ii) provide directors and executive officers of the Corporation with incentives in the form of deferred share units in order to allow the Corporation to reduce its reliance on stock options and other long-term incentive plans for the same purposes, so as to conform with current best practices regarding directors’ and executive officers’ compensation.

Therefore, on March 9, 2011, with the Compensation Committee’s recommendation, the Board approved, subject to shareholder and stock exchange approval, the implementation of the DSU Plan, the same date, subject to receipt of all necessary stock exchange approvals.

Key Terms of the DSU Plan

The following summary of the key terms of the DSU Plan is qualified in its entirety by the full text of the DSU Plan a copy of which is appended to this Management Information Circular as Exhibit A.

The DSU Plan will be administered by the Corporation’s Compensation Committee.

The persons eligible to participate in the DSU Plan (the “Participants”) are (i) any member of the Board, or any member of the board of directors of a subsidiary of the Corporation who is designated by the Compensation Committee as a “Director” for the purposes of the DSU Plan (each, a “Director”), (ii) the President, the CEO, the COO, the CFO, a Vice-President or a General Manager of the Corporation or any subsidiary of the Corporation, or such other officer of the Corporation or any subsidiary as may be designated as an executive officer by the Compensation Committee for the purpose of the DSU Plan (each, an “Executive Officer”).

Directors may elect, each year if they are subject to U.S. federal income tax, or each quarter if they are not subject to such tax all or part of their retainer in deferred share units (“DSUs”) having a market value equal to the portion of the retainer to be received in that form, subject to such limits as the Compensation Committee may impose. The Compensation Committee may also grant to any Participant, in each year, DSUs having a market value not greater than the total compensation payable to such Participant for that year, including any salary or bonus but excluding any Director’s retainer. The number of DSUs to be issued will be determined by dividing the amount of the retainer or base salary determined as the basis for the award by the volume-weighted average trading price of a Common Share (as reported by the NYSE Amex, or, if the Common Shares are not listed on that stock exchange, on such other stock exchange on which they are listed at that time) for the 20 trading days immediately preceding the date the DSUs are awarded.

Subject to vesting, each DSU may be redeemed at the election of the Participant upon the Participant ceasing to hold any position with the Corporation (whether by termination without cause, resignation, retirement or death). The Compensation Committee may also, in its discretion, allow a Participant’s DSUs to be redeemed if the Participant was terminated with cause. Each DSU may be redeemed for:

(a)	a cash payment equal to the market value of one Common Share on the date of redemption (the “Redemption Value”), after deduction of applicable taxes and other source deductions required by applicable laws;

(b)	Common Shares duly issued by the Corporation from treasury;

(c)	such number of Common Shares purchased by the Corporation on the public market as have an aggregate market value equal to the Redemption Value; or

(d)	any combination of the foregoing, so long as the aggregate redemption price has a fair market value equal to the Redemption Value.

For the purposes of redemption, “market value” means the volume-weighted average trading price of a Common Share (as reported by the NYSE AMEX, or, if the Common Shares are not listed on that stock exchange, on such other stock exchange on which they are listed at that time) for the twenty trading days immediately preceding the date of determination. The maximum number of Common Shares of the Corporation that may be issued under the DSU Plan is 7,500,000, representing approximately 2.9% of the outstanding Common Shares as of March 14, 2011.

DSUs vest at such time or times and upon such conditions as the Compensation Committee may set when awarding the DSUs. If the Compensation Committee does not determine a time or times or conditions for vesting, then DSUs awarded to Directors will vest immediately on being awarded, while DSUs awarded to Executive Officers will vest as to one-third on each anniversary of the date of award. Early vesting is provided in the event of termination without cause, and the Compensation Committee has discretion to accelerate vesting in the event of death, resignation, retirement or termination for cause. In addition, if a “Change in Control” occurs, 50% of the outstanding DSUs will vest immediately, while the balance will vest immediately if the Participant holding them is terminated without cause, resigns, retires or dies within one year of the Change in Control. For the purposes of the DSU Plan, “Change in Control” is defined in the same way as in the Corporation’s executive employment agreements, as described under the heading “Employment Agreements and Severance Arrangements”, above.

Section 162(m) of the U.S. Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to each of a company’s chief executive officer and certain other highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The DSU Plan enables the Compensation Committee to grant to Participants DSUs which are designed as qualifying performance-based compensation. Qualifying performance criteria shall mean one or more of the following performance criteria, in each case meeting the requirements of the Section 162(m) and as specified by the Compensation Committee: target cash cost per ounce and total ounces produced; net income; earnings per share; earnings before interest, taxes, depreciation and amortization; free cash flow and free cash flow per share; growth in mineral reserves and resources; and safety indexes. The Compensation Committee may also make awards that are not qualifying performance-based compensation.

The number of Common Shares for which a DSU may be redeemed will be adjusted proportionately in the event of (a) a subdivision, redivision or consolidation of the Common Shares of the Corporation into a greater or lesser number of shares, (b) a reclassification or change of the Common Shares into a different class or type of securities, or (c) any other capital reorganization of the Corporation, or a consolidation, amalgamation or merger of the Corporation with or into any other entity or the sale of the properties and assets of the Corporation as or substantially as an entirety to any other entity.

Except as required by law, the rights of a Participant under the DSU Plan may not being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant.

The Board may, in its sole discretion, at any time and from time to time: (i) amend or suspend the DSU Plan in whole or in part, (ii) amend or discontinue any DSUs granted under the DSU Plan, and (iii) terminate the DSU Plan, without prior notice to or approval by any Participants or shareholders of the Corporation. Without limiting the generality of the foregoing, the Board may:

(a)	amend the definition of “Participant” or the eligibility requirements for participating in the DSU Plan, where such amendment would not have the potential of broadening or increasing insider participation;

(b)	amend the manner in which Participants may elect to participate in the DSU Plan or elect the dates on which DSUs shall be redeemed;

(c)	amend the provisions of the DSU Plan relating to the redemption of DSUs and the dates for the redemption of the same;

(d)	make any amendment which is intended to ensure compliance with applicable laws and the requirements of each stock exchange on which the Common Shares are listed;

(e)	make any amendment which is intended to provide additional protection to shareholders of the Corporation (as determined at the discretion of the Board);

(f)	make any amendment which is intended to remove any conflicts or other inconsistencies which may exist between any terms of the DSU Plan and any provisions of any applicable laws and the requirements of the each stock exchange on which the Common Shares are listed;

(g)	make any amendment which is intended to cure or correct any typographical error, ambiguity, defective or inconsistent provision, clerical omission, mistake or manifest error;

(h)	make any amendment which is not expected to materially adversely affect the interests of the shareholders of the Corporation; and

(i)	make any amendment which is intended to facilitate the administration of the DSU Plan.

Any such amendment, suspension, or termination must not adversely affect the DSUs previously granted to a Participant at the time of such amendment, suspension or termination, without the consent of the affected Participant.

No modification or amendment to the following provisions of the DSU Plan will be effective unless and until the Corporation has obtained the approval of the shareholders of the Corporation in accordance with the rules and policies of the each stock exchange on which the Common Shares are listed:

(a)	the number of Common Shares reserved for issuance under the DSU Plan (including a change from a fixed maximum number of Common Shares to a fixed maximum percentage of Common Shares);

(b)	the definition of “Participant” or the eligibility requirements for participating in the DSU Plan, where such amendment would have the potential of broadening or increasing insider participation;

(c)	the extension of any right of a Participant under the DSU Plan beyond the date on which such right would originally have expired;

(d)	the amendment provisions of the DSU Plan; and

(e)	any other amendment that would require approval of shareholders pursuant to any applicable stock exchange rule.

No amendment, suspension or discontinuance of the DSU Plan or of any granted DSUs may contravene the requirements of the stock exchange to which the DSU Plan or the Corporation is now or may hereafter be subject.

If the Board terminates the DSU Plan, no new DSUs (other than DSUs that have been granted but vest subsequently pursuant to the DSU Plan) will be credited to the account of a Participant, but previously credited (and subsequently vesting) DSUs will be redeemed in accordance with the terms and conditions of the DSU Plan existing at the time of termination. The DSU Plan will finally cease to operate for all purposes when the last remaining Participant receives the redemption price for all DSUs recorded in the Participant’s account. Termination of the DSU Plan will not affect the ability of the Board to exercise the powers granted to it under the DSU Plan with respect to DSUs granted under the DSU Plan prior to the date of such termination.

The maximum number of Common Shares that may be (i) issued to insiders of the Corporation (including directors and officers of the Corporation) pursuant to the DSU Plan within any one year period, and (ii) issuable to insiders pursuant to the DSU Plan at any time, when combined with all of the Common Shares issuable to insiders pursuant to any other security-based compensation arrangement of the Corporation, must not exceed 10% of the total number of outstanding common shares of the Corporation.

Approvals Required

The rules of the TSX and NYSE Amex require all security-based compensation arrangements of the Corporation that involve or could involve the issuance of Common Shares to be approved by a resolution passed by a simple majority of the votes cast at a meeting of the shareholders of the Corporation by shareholders present in person or represented by proxy. Accordingly, at the Meeting, the shareholders of the Corporation will be asked to approve the following resolution (the “DSU Plan Resolution”):

BE IT RESOLVED AS AN ORDINARY RESOLUTION OF SHAREHOLDERS THAT:

1.	The deferred share unit plan of the Corporation and the allotment and reservation of 7,500,000 common shares of the Corporation for issuance thereunder, as more fully described in the Corporation’s Management Information Circular dated March 14, 2011, be and the same is hereby approved, ratified and confirmed; and

2.	any one director or officer of the Corporation be and is hereby authorized to do all acts and things and execute all documents, as may be necessary or desirable in his or her opinion to give effect to the foregoing.

The Board of Directors recommends that shareholders vote FOR approval of the DSU Plan Resolution.

Unless otherwise indicated in the proxy, it is management’s intention to vote the proxies FOR the adoption of the DSU Plan Resolution.

AVAILABILITY OF DOCUMENTS

Financial information regarding the Corporation can be found in the following documents, which documents have been filed or will be filed with the SEC in the United States and securities commissions or similar authorities in various provinces of Canada and copies of which may be requested, after filing, by any person to whom a proxy statement is delivered, and shall be provided without charge within one business day of the receipt of such request, by Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312, Tel: (303) 830-9000; Toll Free: (800) 553-8436; Fax: (303) 830-9094, Attention: Investor Relations.

a) the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, as may be amended, together with any document, or the pertinent pages of any document, incorporated by reference therein and the related management’s discussion and analysis of the financial condition and results of operations; and

b) comparative audited consolidated financial statements of the Corporation and the notes thereto as at and for the fiscal years ended December 31, 2010, 2009 and 2008, together with the report of the auditors thereon, and any interim financial statements of the Corporation that may be subsequently filed and management’s discussion and analysis of the financial condition and results of operations.

Additional information relating to the Corporation is available on The System for Electronic Document Analysis & Retrieval (or SEDAR) at www.sedar.com.

PERFORMANCE GRAPH AND TABLE

The performance graph and disclosure related thereto is set forth in Item 5 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010 under the heading “Performance Graph and Table” and is incorporated by reference herein, and is also provided in the Corporation’s 2010 Annual Report which accompanies this Management Information Circular. A copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010 is available at www.sedar.com, www.sec.gov and upon request by a shareholder to the Corporation as set forth under “Availability of Documents”.

ACCOMPANYING FINANCIAL INFORMATION AND INCORPORATION

BY REFERENCE

The following financial statements and information of the Corporation accompany and form part of, and are specifically incorporated by reference into, this Management Information Circular: (a) Consolidated Balance Sheets as of December 31, 2010 and 2009, and Consolidated Statements of Operations, Consolidated Statement of Changes in Shareholders’ Equity, and Consolidated Statements of Cash Flows for the years ended December 31, 2010, 2009, and 2008; (b) the Notes to the Consolidated Financial Statements; (c) the Auditors’ Report on such financial statements; (d) the report on Management’s Responsibility for Financial Information; and (e) Management’s Discussion and Analysis of Financial Condition and Results of Operations. These documents are available on SEDAR at www.sedar.com and a copy of any such document may be obtained free of charge upon request by a shareholder to the Corporation as set forth under “Availability of Documents”.

The reports of the Compensation and Audit Committees and the information under the heading “Performance Graph and Table” shall not be deemed incorporated by reference by any general statement incorporating by reference this Management Information Circular into any filing under the United States Securities Act of 1933 (the “Securities Act”) or the United States Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

2010 ANNUAL REPORT

The Annual Report for the fiscal year ended December 31, 2010 accompanies this Management Information Circular. The consolidated financial statements of the Corporation, the accompanying notes and report of the independent auditors, the selected financial data for each of the years ended December 31, 2010, 2009 and 2008 and management’s discussion and analysis of the Corporation’s financial condition and results of operations are included in the Annual Report.

2012 SHAREHOLDER PROPOSALS

To be eligible for inclusion in the Corporation’s Management Information Circular for the year 2012 annual general meeting of shareholders, shareholder proposals prepared in accordance with applicable rules governing shareholder proposals must be received at the Corporation’s corporate office, 10901 West Toller Drive, Suite 300, Littleton, Colorado, USA 80127-6312, Attention: Chief Financial Officer, on or before December 14, 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Corporation’s officers, directors and shareholders holding more than 10% of the Corporation’s Common Shares are required to file beneficial ownership reports under Section 16(a) of the Exchange Act, generally within two days of the event triggering the requirement to file such a report. Based solely on the Corporation’s review of the copies of such reports it has received, the Corporation believes that all its directors and officers filed all such reports on a timely basis with respect to transactions during 2010.

OTHER MATTERS

Management of the Corporation is not aware of any other matters to come before the Meeting other than as set forth in the Notice of the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Common Shares represented thereby in accordance with their best judgment on such matter.

GENERAL

All matters to be brought before the Meeting require, for the passing of same, a simple majority of the votes cast in person or by proxy at the Meeting by the holders of Common Shares. If a majority of the Common Shares represented at the Meeting should be withheld from voting for the appointment of PricewaterhouseCoopers LLP as auditors of the Corporation, the Board will appoint another firm of chartered accountants based upon the recommendation of the Audit Committee

APPROVAL

The contents and mailing of this Management Information Circular have been approved by the Board of Directors of the Corporation.

DATED this 14th day of March, 2011.

ON BEHALF OF THE MANAGEMENT OF GOLDEN STAR RESOURCES LTD.

“THOMAS G. MAIR”	“JOHN A. LABATE”
Thomas G. Mair	John A. Labate
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer

EXHIBIT A

GOLDEN STAR RESOURCES LTD.

DEFERRED SHARE UNIT PLAN

1.	INTRODUCTION

1.1	Purpose

The Golden Star Resources Ltd. Deferred Share Unit Plan (the “Plan”) has been established (i) to encourage the Directors and Executive Officers of Golden Star Resources Ltd. to own shares of Golden Star Resources Ltd. and to facilitate such share ownership, (ii) to provide Directors and Executive Officers of Golden Star Resources Ltd. with incentives in the form of deferred share units in order to allow Golden Star Resources Ltd. to reduce its reliance on stock options and other long-term incentive plans for the same purposes, so as to conform with current best practices regarding directors’ and executive officers’ compensation.

1.2	Definitions

For purposes of the Plan:

a)	“Acknowledgement and Election Form” means a document substantially in the form of Schedule “A”;

b)	“Affiliate” has the meaning assigned by the Securities Act (Ontario), as amended from time to time;

c)	“Applicable Laws” means all laws and regulations applicable to the Corporation and its affairs, and all applicable regulations and policies of such regulatory authorities, stock exchanges or over-the-counter markets as have jurisdiction over the affairs of the Corporation;

d)	“Applicable Withholding Taxes” has the meaning set forth in Section 2.3 of the Plan;

e)	“Applicable Stock Exchange” means each stock exchange or over-the-counter market on which the Shares are listed or quoted;

f)	“Associate” has the meaning assigned by the Securities Act (Ontario), as amended from time to time;

g)	“Award Date” means in respect of Deferred Share Units awarded in lieu of (i) a Director’s Retainer, as contemplated by Section 3, each day on which an installment of the Director’s Retainer is required to be paid; or (ii) a discretionary award of long-term incentives as contemplated by Section 4, on such date as the Committee determines;

h)	“Award Market Value” means (i) the volume-weighted average trading price of the Shares for the twenty (20) trading days immediately preceding the Award Date, calculated by dividing the total value of all Shares traded on the Stock Exchange during such period by the total volume of Shares traded on the Stock Exchange during such period, as reported by the Stock Exchange or (ii) the value of a Share determined pursuant to Section 2.3;

i)	“Board” means the board of directors of the Corporation;

j)	“Broker” has the meaning assigned thereto in Section 5.5(b);

k)	“Cause” means, with respect to a Participant: (1) unless resulting from Disability, a Participant’s material breach of any terms of his or her employment or consulting agreement with the Corporation

(or a Subsidiary, as applicable), if such material breach has not been cured within thirty (30) days following written notice of such breach to the Participant from the Corporation (or the Subsidiary, as applicable) setting forth with specificity the nature of the breach or, if cure cannot reasonably be effected within such 30-day period, if the Participant does not commence to cure the breach within such 30-day period and thereafter pursue such cure continuously and with due diligence until cure has been fully effected; (2) the Participant’s willful dishonesty towards, fraud upon, crime against, bad faith action with respect to, deliberate or attempted injury to, or gross misconduct or material noncompliance with the Corporation’s policies and procedures which is materially injurious to the Corporation; (3) the Participant’s conviction for any indictable crime (whether in connection with the Corporation’s affairs or otherwise); or (4) the Participant’s failure to comply with any lawful directive of the Board, the failure to comply with which is stated in such directive to be grounds for termination;

l)	“Change in Control” means the occurrence of any one or more of the following events: (1) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than thirty percent (30%) of the then outstanding voting stock of the Corporation; or (2) persons who are Incumbent Directors cease to constitute a majority of the Board; or (3) the shareholders of the Corporation approve a merger, consolidation or amalgamation of the Corporation with any other corporation, other than a merger, consolidation or amalgamation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger, consolidation or amalgamation, or (4) the shareholders approve a plan of complete liquidation of the Corporation or the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets in one or a series of related transactions. Notwithstanding the foregoing, the determination of “change in control” under any employment agreement between any Executive Officer and the Corporation or any Subsidiary shall be determined and administered separately from the Plan;

m)	“Committee” means the Compensation Committee of the Board;

n)	“Corporate Secretary” means the corporate secretary of the Corporation, or such other officer or employee of the Corporation who carries out the functions of a corporate secretary of the Corporation, or who is designated for such purpose by the Board;

o)	“Corporation” means Golden Star Resources Ltd. and its successors and assigns, and any reference in the Plan to activities by the Corporation means action by or under the authority of the Board or the Committee;

p)	“Deferred Share Unit” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Section 5;

q)	“Director” means any member of the Board, or any member of the board of directors of a Subsidiary of the Corporation who is designated by the Committee as a “Director” for the purposes of this Plan;

r)	“Disability” means, with respect to a Participant, the Participant’s disability means his incapacity due to physical or mental illness such that he or she is unable to perform his or her previously assigned duties where (1) such incapacity has been determined to exist by either (a) the Corporation’s disability insurance carrier or (b) the concurring opinions of two licensed physicians (one selected by the Corporation and one by the Participant) or (2) the Participant has failed for any three (3) consecutive months in any calendar year or for six (6) months in the aggregate in any two successive calendar years to have performed substantially all of his or her duties under his or her employment or consulting agreement with the Corporation (or a Subsidiary, as applicable) by reason of physical or mental illness, as determined by the Board;

s)	“Director’s Retainer” means the basic retainer payable to a Director for service as a member of the Board during a calendar year and, for greater certainty, shall not include, committee chairperson retainers, committee member retainers, Board or committee meeting fees, special remuneration for ad hoc services rendered to the Board or any discretionary grant of Deferred Share Units, if any;

t)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and any successor thereto;

u)	“Executive Officer” means any one of the president, the chief executive officer, the chief operating officer, the chief financial officer, a vice-president or a general manager of the Corporation or any Subsidiary, or such other officer of the Corporation or any Subsidiary as may be designated as an Executive Officer by the Committee for the purpose of the Plan;

v)	“Incumbent Director” means any person who serves on the Board as of the date of approval of this Plan by the Board, and any person who is added to the Board thereafter with the approval of a majority of the persons who are then Incumbent Directors;

w)	“Insider” means:

a.	an insider as defined under Section 1(1) of the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or Executive Officer of a Subsidiary, and

b.	an associate, as defined under Section 1(1) of the Securities Act (Ontario), of any person who is an insider by virtue of subparagraph 1.1(h)(i) above;

x)	“Market Value” as of a given date means (i) the volume-weighted average trading price of the Shares for the twenty (20) trading days immediately preceding such date, calculated by dividing the total value of all Shares traded on the Stock Exchange during such period by the total volume of Shares traded on the Stock Exchange during such period, as reported by the Stock Exchange or (ii) the value of a Share determined pursuant to Section 2.3;

y)	“Participant” means a current or former Director or Executive Officer who has been or is eligible to be credited with Deferred Share Units under the Plan;

z)	“Performance Period” has the meaning attributed to it in Section 4.2(a);

aa)	“Plan” has the meaning attributed to it in Section 1.1;

bb)	“Qualified Performance-Based DSUs” means an award of Deferred Share Units intended to qualify for the Section 162(m) Exemption, as provided in Section 4.2(b);

cc)	“Qualifying Performance Criteria” has the meaning attributed to it in Section 4.2;

dd)

“Redemption Dates” means, with respect to the redemption of Deferred Share Units, up to three (3) dates for the redemption of such Deferred Share Units elected, in a timely manner as described below, by the Participant to whom such Deferred Share Units are credited, provided that in no event shall (i) a Participant who is a Director (and not an Executive Officer) be permitted to elect a date which is earlier than the ninetieth (90) day following the Separation Date or later than December 15 of the calendar year following the calendar year in which the Separation Date occurs, and (ii) a Participant who is an Executive Officer be permitted to elect a date which is earlier than the first business day following the six-month anniversary of the Separation Date or later than December 15 of the calendar year following the calendar year in which the Separation date occurs. If no Redemption Date is elected, or if it is not elected in a timely manner, “Redemption Date” shall mean the first business day following the six-month anniversary of the Separation Date. A Redemption Date shall be deemed to be elected “in a timely manner” if the election specifies the percentage of the Deferred Share Units the Participant wishes to have redeemed under Section 5.5 of the Plan on such Redemption Date and is delivered to the Corporate Secretary in the form prescribed by the Corporation, a copy of which is attached hereto as Schedule “C”. In the case of an award of Deferred Share Units that is unvested at the time of grant, the election must be delivered no later than 30 days after the Award Date, provided that such election shall apply only to the extent the applicable Deferred Share Units do not vest earlier than the 12-month anniversary of such election. In the case of an award of Deferred Share Units that is vested at the time of grant, the election must have been delivered no later than the end of the year prior to the year in which the Redemption Date occurs. In no event may any deferral be made to the extent such deferral would result in the acceleration of any tax or the imposition of any additional tax or interest charge pursuant to Section 409A;

ee)	“Redemption Value” means, with respect to Deferred Share Units to be redeemed as of a given Redemption Date, the sum obtained by multiplying the number of Deferred Share Units to be so redeemed by the Market Value of the equivalent number of Shares as of the Redemption Date;

ff)	“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the U.S. Code that is set forth in Section 162(m)(4)(C) of the U.S. Code;

gg)	“Section 409A” means Section 409A of the U.S. Code and any Treasury Regulations and other guidance issued by the U.S. Internal Revenue Service thereunder;

hh)	“Security-Based Compensation Arrangement” has the meaning ascribed thereto in Section 613 (or any successor thereto) of the TSX Company Manual (as the same may be amended from time to time), and includes, without limitation:

a.	stock option plans for the benefit of employees, Insiders, service providers or any one of such groups;

b.	individual stock options granted to employees, service providers or Insiders if not granted pursuant to a plan previously approved by the Corporation’s security holders;

c.	stock purchase plans where the Corporation provides financial assistance or where the Corporation matches the whole or a portion of the securities being purchased;

d.	stock appreciation rights involving issuances of securities from treasury;

e.	any other compensation or incentive mechanism involving the issuance or potential issuances of securities of the Corporation; and

f.	security purchases from treasury by an employee, Insider or service provider which is financially assisted by the Corporation by any means whatsoever.

ii)	“Separation Date” means the earliest date on which all three of the following conditions are satisfied:

a.	the Participant ceases to be a Director or Executive Officer by reason of Termination Without Cause, death, Disability, resignation or retirement, or, at the discretion of the Committee, by reason of Termination For Cause

b.	the Participant is neither a Director or Executive Officer; and

c.	the Participant is no longer employed by the Corporation in any capacity.

Notwithstanding the foregoing, a Participant’s Separation Date shall be the earliest date that such Participant experiences a “separation from service” under Section 409A;

jj)	“Share” means a common share of the Corporation;

kk)	“Stock Exchange” means NYSE Amex, or, if the Shares are not listed on the NYSE Amex at the relevant time, such other stock exchange or over-the-counter market on which the Shares are principally listed or quoted, as the case may be;

ll)	“Subsidiary” means any related entity to the Corporation, as such term is defined in National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators;

mm)	“Termination For Cause” means, with respect to a Participant, the termination by the Corporation for Cause, including but not limited to the resignation at the request of the Corporation for Cause, of such Participant’s position as a Director or Executive Officer and such Participant’s employment with the Corporation, if any; and

nn)	“Termination Without Cause” means, with respect to a Participant, the termination by the Corporation without Cause, including but not limited to the resignation at the request of the Corporation without Cause, of such Participant’s position as a Director or Executive Officer and such Participant’s employment with the Corporation, if any;

oo)	“U.S. Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. References to any section of the Internal Revenue Code shall include any final regulations or other published guidance interpreting that section; and

pp)	“U.S. Treasury Regulations” means the U.S. Department of Treasury Regulations promulgated pursuant to the U.S. Code.

1.3	Effective Date of the Plan

The effective date of the Plan shall be the date on which it is approved by the Board, subject to receipt of all necessary approvals from all Applicable Stock Exchanges. The Committee shall review and confirm the terms of the Plan from time to time.

2.	ADMINISTRATION

2.1	Administration of the Plan

The Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make such determinations as it deems necessary or desirable for the administration of the Plan. All actions taken and decisions made by the Committee in this regard shall be final, conclusive and binding on all parties concerned, including, but not limited to, the Corporation, the Participants and their legal representatives.

2.2	Determination of Value if Shares Not Readily Tradable on the NYSE Amex

Should the Shares not be readily tradable on the NYSE Amex at the relevant time such that the Award Market Value or the Market Value cannot be determined in accordance with clause (i) set out in the definitions of those terms, the value of a Share shall be shall be the fair market value of a Share determined by the Committee in accordance with U.S. Treasury Regulations Section 1.409A-1(b)(5)(iv)(B).

2.3	Taxes and Other Source Deductions

The Corporation shall be authorized to deduct from any amount paid or credited hereunder, or from compensation otherwise payable to a Participant, such minimum amount of taxes and other minimum amounts as it may be required to withhold pursuant to Applicable Laws, in such manner as it determines to be necessary or appropriate (the “Applicable Withholding Taxes”). In the sole discretion of the Corporation, the Corporation may require a Participant to tender cash to the Corporation in an amount determined by the Corporation to satisfy the Corporation’s liability for Applicable Withholding Taxes.

2.4	Compliance with Income Tax Act

Notwithstanding the foregoing, all actions of the Board, the Committee and the Corporate Secretary shall be such that this Plan continuously meets the conditions of paragraph 6801(d) of the Regulations under the Income Tax Act (Canada), or any successor provision, in order to qualify as a “prescribed plan or arrangement” for the purposes of the definition of a “salary deferral arrangement” contained in subsection 248(1) of the Income Tax

Act (Canada).

2.5	Compliance with Section 409A of the U.S. Code

This Section 2.6 shall apply notwithstanding any other provision of the Plan. The provisions of the Plan, any outstanding award of Deferred Share Units, or any deferral election with respect to Deferred Share Units shall be interpreted and administered in a manner so as to avoid the imposition of additional tax, interest, or other sanction pursuant to Section 409A. If any provision of the Plan, any outstanding award of Deferred Share Units, or any deferral election with respect to Deferred Share Units would otherwise frustrate or conflict with such intent, the provision, term or condition will be interpreted and deemed amended so as to avoid such conflict to the fullest extent possible. If, at any time, the Committee determines that the terms of this Plan, any outstanding award of Deferred Share Units, or deferral election with respect to Deferred Share Units may result in additional tax, interest, or other sanction to a Participant under Section 409A, the Corporation shall have the authority, but shall not be required, to amend the Plan, an outstanding award of Deferred Share Units, or a deferral election with respect to Deferred Share Units so as to avoid such additional tax, interest, or other sanction; provided, however, that if any such amendment would increase the cost to the Corporation of a Participant’s entitlement under this Plan by more than 25% of such cost immediately prior to such amendment, then the Corporation shall submit such amendment to its shareholders for ratification within one year of the date on which such amendment is made. If the shareholders do not ratify such amendment, then such amendment shall cease to be effective as of the date of the meeting at which the shareholders voted on such amendment, or, if no such meeting is held, on the anniversary of the date of such amendment. Notwithstanding the foregoing, any amendment to this Plan that would require approval of shareholders pursuant to the rules of any Applicable Stock Exchange or Applicable Laws shall be submitted to shareholders for approval in accordance with the rules of such Applicable Stock Exchange or Applicable Laws. Notwithstanding any other provision of the Plan, the Corporation does not guarantee or warrant to any Participant or any other person that the Plan, any outstanding award of Deferred Share Units or deferral election with respect to Deferred Share Units intended to comply with Section 409A shall so comply, nor will the Corporation indemnify, defend or hold harmless any person with respect to the tax consequences arising under Section 409A. The Corporation provides no guaranty or assurance concerning the tax consequences to the Participants, any award of Deferred Share Units, or any deferral election with respect to Deferred Share Units.

Notwithstanding any other provision in the Plan, any award of Deferred Share Units, or any deferral election with respect to Deferred Share Units if (i) a Participant is a “specified employee” on the date of the Participant’s “separation from service” within the meaning of U.S. Code Sections 409A(a)(2)(A)(i) and 409A(a)(2)(B)(i), and (ii) as a result of such separation from service the Participant would receive any payment that, absent the application of this paragraph, would be subject to the interest and additional tax imposed pursuant to U.S. Code Section 409A(a) as a result of the application of U.S. Code Section 409A(a)(2)(B)(i), then such payment shall be made on the date that is the earliest of: (A) the first day following the day that is 6 months after the Participant’s separation from service, (B) the Participant’s date of death, or (C) such other date on which such payment will not be subject to such interest and additional tax.

2.6	No Liability

Neither the Board, the Committee, the Corporate Secretary, nor any officer or employee of the Corporation shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and the members of the Board, the Committee, the Corporate Secretary and such officers and employees of the Corporation shall be entitled to indemnification by the Corporation in respect of any claim, loss, damage or expense (including legal fees and disbursements) arising therefrom to the fullest extent permitted by law. The costs and expenses of implementing and administering this Plan shall be borne by the Corporation.

2.7	Eligibility

Deferred Share Units may be awarded under the Plan only to persons who are Directors or Executive Officers on the Award Date.

2.8	Information

As a condition of participating in the Plan, each Participant shall provide the Corporation with all information and undertakings that the Corporation requires in order to administer the Plan and comply with Applicable Laws.

2.9	Currency

Except where expressly provided otherwise all references in the Plan to currency refer to lawful currency of the United States of America. Where for the purposes of the Plan it is necessary to convert any amount (including but not limited to an Award Market Value, a Market Value, or a Redemption Value) from one currency into another, such conversion shall be carried out at the prevailing rates quoted for the currencies in question by the Corporation’s principal bank on the day on which the amount is determined.

3.	AWARDS IN LIEU OF DIRECTOR’S RETAINERS

(a)	A Participant who is a Director and who is subject to U.S. federal income taxation shall have the right to elect in each calendar year the manner in which the Participant wishes to receive the Director’s Retainer (whether in cash, Deferred Share Units or a combination thereof) by completing, signing and delivering to the Corporate Secretary the Acknowledgement and Election Form:

a.	in the case of a current Director,

i.	with respect to the calendar year in which the Plan is approved by the Board, within thirty (30) days of the approval of the Plan by the Board, with such election to apply in respect of the Director’s Retainer for that calendar year and the following calendar year; and

ii.	with respect to each subsequent calendar year, by December 31 of the preceding calendar year, with such election to apply in respect of the Director’s Retainer for the following calendar year; or

b.	in the case of a new Director, within thirty (30) days after the Director’s first election or appointment to the Board, with such election to apply in respect of the Director’s Retainer earned after such election, but only to the extent that such new Director is entitled to make an initial deferral election pursuant to Treasury Regulations Section 1.409-2(a)(7).

(b)	A Participant who is a Director and who is not subject to U.S. federal income taxation shall have the right to elect in respect of each calendar quarter the manner in which the Participant wishes to receive the Director’s Retainer for such calendar quarter (whether in cash, Deferred Share Units or a combination thereof) by completing, signing and delivering to the Corporate Secretary the Acknowledgement and Election Form at any time up to and including the last day of the preceding calendar quarter.

(c)	The Committee may, from time to time, set such limits on the manner in which the Participants may receive their Director’s Retainers and every election made by a Participant in his or her Acknowledgement and Election Form shall be subject to such limits once they are set.

(d)	If the Acknowledgment and Election Form is signed and delivered in accordance with this Section 3, the Corporation shall pay and/or issue the Director’s Retainer for the calendar year or calendar quarter in question, as the case may be, to such Director in accordance with such Director’s Acknowledgment and Election Form. If a Director has signed and delivered an Acknowledgment and Election Form in respect of one calendar year or calendar quarter, as the case may be, in accordance with this Section 3, but has not subsequently signed and delivered a new Acknowledgment and Election Form in respect of a subsequent calendar year or calendar quarter, as the case may be, the Corporation shall continue to pay and/or issue the Director’s Retainer for each subsequent calendar year or calendar quarter, if any, in the manner specified in the last Acknowledgment and Election Form that was signed and delivered by the Director in accordance with this Section 3, until such time as the Director signs and delivers a new Acknowledgment and Election Form in accordance with this Section 3.

(e)	If a Director has not signed and delivered an Acknowledgment and Election Form in accordance with this Section 3, the Corporation shall pay the Director’s Retainer in cash.

4.	AWARDS IN LIEU OF LONG-TERM INCENTIVE GRANTS

4.1	Qualifying Performance-Based Compensation

(a)	The Committee may award Deferred Share Units that qualify as Qualified Performance-Based DSUs to either Director or Executive Officer Participants at such times and in such amounts as the Committee may determine. If the Committee decides to award Qualified Performance-Based DSUs, the Committee shall specify, in writing, the Qualifying Performance Criteria and the level of achievement under such criteria that shall determine the number of Deferred Share Units that may be awarded or be outstanding pursuant to the Plan no later than the earliest of: (i) 90 days following the commencement of the period to which the Qualifying Performance Criteria relates (the “Performance Period”); (ii) the latest date on which the achievement of the Qualifying Performance Criteria is “substantially uncertain”; or (iii) the first date on which 25% of the Performance Period has elapsed. Prior to such Deferred Share Units being awarded or vested, the Committee shall certify, in writing, the extent to which any Qualifying Performance Criteria has been achieved or satisfied, and the number of Deferred Share Units that will be awarded under this Plan as a result of achieving or satisfying such criteria. No Deferred Share Units shall be awarded pursuant to this Section without the Committee’s certification, in writing, of the satisfaction or achievement of the Qualifying Performance Criteria. Notwithstanding satisfaction of any Qualifying Performance Criteria, the number of Deferred Share Units awarded or vested under any such bonus or arrangement may be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(b)	For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following objective performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as meeting the requirements of the Section 162(m) Exemption and as specified by the Committee: target cash cost per ounce and total ounces produced; net income; earnings per share; earnings before interest, taxes, depreciation and amortization; free cash flow and free cash flow per share; growth in mineral reserves and resources; and safety indexes.

(c)	The maximum amount of the compensation that may be paid during any fiscal year to any one Participant in the form of Qualified Performance-Based DSUs shall not exceed three times base salary for the Chief Executive Officer and one and a half times base salary for all other Participants, provided that the maximum amount of compensation that any one Participant may receive in a calendar year in respect of Qualified Performance-Based DSUs may not exceed, in the aggregate, $1,500,000.

4.2	Other Award Compensation

Subject to this Section 4 and such other terms and conditions as the Committee may prescribe, the Committee may from time to time award Deferred Share Units to a Participant, provided that in no event may a Participant receive, in any one year, a number of Deferred Share Units having an aggregate Award Market Value greater than the aggregate fair market value of the total compensation payable to the Participant in such year, including, for greater certainty, the salary and any bonus payable to such Participant but excluding any Director’s Retainer payable to such Participant.

5.	DEFERRED SHARE UNITS

5.1	Deferred Share Unit Accounts and Vesting

(a)	All Deferred Share Units received by a Participant shall be credited to an account maintained for the Participant on the books of the Corporation and vest as of such date or dates as the Committee may determine at its discretion at the time the Deferred Share Units are awarded. For greater certainty, the Committee may set any conditions to the vesting of Deferred Share Units as it considers appropriate, in its sole discretion. Notwithstanding the foregoing, if the Committee does not determine a vesting schedule or vesting conditions for Deferred Share Units awarded to a Participant, such Deferred Share Units shall vest:

a.	in the case of Deferred Share Units awarded pursuant to Section 3, immediately upon their respective Award Dates; and

b.	in the case of Deferred Share Units awarded pursuant to Section 4, as to one-third (1/3) of the Deferred Share Units awarded on each of the first three (3) anniversaries of their respective Award Dates.

(b)	For administrative purposes, separate registers shall be maintained for each Participant by the Corporation for vested and unvested Deferred Share Units. Unless otherwise determined by the Committee, or as otherwise provided in the Plan, such Deferred Share Units shall cease to vest on the Separation Date and any Deferred Share Units which have not vested on the Separation Date shall be cancelled.

(c)	Notwithstanding the foregoing, unless otherwise determined by the Committee on or after the awarding of Deferred Share Units:

a.	if any Deferred Share Units are outstanding immediately prior to the occurrence of a Change in Control, but are not then vested, 50% of such Deferred Share Units shall become fully vested upon the occurrence of such Change in Control, and the remaining 50% of such Deferred Share Units shall become fully vested on the Separation Date if such Separation Date occurs within one (1) year of the occurrence of the Change in Control; and

b.	any Deferred Share Units which are credited to a Participant and are outstanding immediately prior to the Separation Date shall become fully vested on the Separation Date if such Separation Date was the result of death or retirement;

c.	if a Separation Date was the result of resignation or Termination Without Cause, the Committee may cause such number of the Deferred Share Units which are outstanding on the Separation Date, but are not then vested, to vest at such time or times or upon such conditions as the Committee may in its sole discretion determine.

5.2	Number of Deferred Share Units

(a)	The number of Deferred Share Units (including fractional Deferred Share Units) to be credited to a Participant’s account in respect of an award under Section 3 shall be determined by dividing (a) the amount of the Director’s Retainer to be paid in Deferred Share Units, as elected by the Participant in accordance with Section 3, by (b) the Award Market Value, with fractions computed to three decimal places.

(b)	The number of Deferred Share Units (including fractional Deferred Share Units) to be credited to a Participant’s account in respect of an award under Section 4 shall be such number of Deferred Share Units as the Committee in its discretion determines to be appropriate in the circumstances, subject to the provisions of Section 4.

5.3	Confirmation of Award

Certificates representing Deferred Share Units shall not be issued by the Corporation. Instead, the award of Deferred Share Units to a Participant shall be evidenced by a letter to the Participant from the Corporation in the form attached hereto as Schedule “B”.

5.4	Reporting of Deferred Share Units

Statements of the Deferred Share Unit accounts will be provided to the Participants on an annual basis in January of each year.

5.5	Redemption of Deferred Share Units

(a)	Subject to Section 2.4, on each applicable Redemption Date, the Corporation shall redeem the Deferred Share Units to be redeemed on such Redemption Date by delivering to the Participant, at the election of the Committee in its sole discretion:

a.	a cash payment equal to the Redemption Value of such Deferred Share Units after deduction of applicable taxes and other source deductions required by Applicable Laws;

b.	such number of Shares duly issued by the Corporation from treasury as is equal to the number of such Deferred Share Units;

c.	such number of Shares that have been purchased by the Corporation on the Stock Exchange in accordance with the provisions of Section 5.5(b) as have an aggregate Market Value equal to the Redemption Value of such Deferred Share Units; or

d.	any combination of the foregoing, such that the cash payment, plus such number of Shares issued or purchased by the Corporation and delivered to the Participant, have a fair market value equal to the Redemption Value of such Deferred Share Units.

(b)	If the Corporation elects to redeem the Deferred Share Units redeemable on such Redemption Date in the manner contemplated in Section 5.5(a)c, then prior to 11:00 a.m. on the Redemption Date or, where the Redemption Date is not a trading day for Shares on the Stock Exchange, on the next such trading day, the Corporation shall notify a broker designated by the Participant who shall be independent from the Corporation (the “Broker”), as to:

a.	the number of whole Shares to be purchased by the Broker on behalf of the Participant or the Participant’s estate, as applicable, on the Stock Exchange, as of that Redemption Date, which number shall be determined by dividing the aggregate Redemption Value of the Deferred Share Units to be redeemed, after deduction of applicable taxes and other source deductions required by Applicable Laws, by the Market Value as determined on the Redemption Date; or

b.	the amount available to purchase Shares on behalf of the Participant or the Participant’s estate, as applicable, which amount shall be equal to the Redemption Value of the Deferred Share Units to be redeemed, after deduction of applicable taxes and other source deductions required by Applicable Laws.

As soon as practicable thereafter, the Broker shall purchase on the Stock Exchange the number of whole Shares which the Corporation has requested the Broker to purchase, or apply the amount specified by the Corporation to purchase whole Shares. The Corporation shall for this purpose (i) reimburse the Broker for its costs of purchasing such Shares, or (ii) provide to the Broker the amount necessary to purchase such Shares.

If, after the Broker applies the Redemption Value, net of applicable withholdings, to the purchase of whole Shares as provided for herein relating to the Redemption Date or Redemption Dates, as applicable, elected by or in respect of a Participant, an amount remains payable under the Plan to the Participant or his or her estate, as applicable, such amount shall be paid in cash to the Participant or his or her estate, as applicable.

(c)	All Shares issued or delivered in redemption of Deferred Share Units shall be registered in the name of and delivered to the Participant whose Deferred Share Units are being so redeemed, or as such Participant may otherwise instruct the Corporation in writing; provided, however, that, subject to any written instructions which a Participant may have provided to the Corporation prior to his or her death, all Shares purchased and delivered in accordance with Section 5.6 upon the redemption of such Participant’s Deferred Share Units after such Participant’s death shall be registered in the name of and delivered to the estate of such Participant.

(d)

Upon the payment of the cash amount and/or the delivery of the Shares or other securities or property deliverable upon the redemption of a Deferred Share Unit, such Deferred Share Unit shall be cancelled and no further issuances or deliveries shall be made to the Participant in respect of such Deferred Share Unit under the Plan.

5.6	Death of Participant Prior to Redemption

If a Participant dies prior to the redemption of the Deferred Share Units credited to the account of such Participant under the Plan, then notwithstanding any election made by the Participant with respect to a Redemption Date or Redemption Dates for such Deferred Share Units, the Redemption Date for all such Deferred Share Units shall be deemed to be the thirtieth (30th) day after the death of the Participant.

5.7	Dividends

(a)	If and when cash dividends are paid on the Shares, additional Deferred Share Units shall be credited to the Participant’s Deferred Share Unit account in accordance with this Section 5.7. The number of such additional Deferred Share Units will be calculated by dividing (i) the cash dividends that would have been paid to such Participant if the Deferred Share Units recorded in the Participant’s Deferred Share Unit account as at the record date for the dividend (whether or not such Deferred Share Units have vested) had been Shares by (ii) the Market Value as of the date on which the Shares began to trade on an ex-dividend basis, rounded down to the next whole number of Deferred Share Units. No fractional Deferred Share Units shall thereby be created.

(b)	No Deferred Share Units will be credited to a Participant’s account as dividend equivalents in relation to Deferred Share Units that have been previously terminated or redeemed under the Plan.

(c)	Deferred Share Units that have been credited to a Participant’s account as dividend equivalents shall be deemed to be subject to the same vesting schedule or vesting conditions, if any, and Redemption Dates as the Deferred Share Units to which they relate.

(d)	Should a dividend-in-kind be paid by the Corporation on the Shares, the Committee will adjust the number of Deferred Share Units credited to each Participant to reflect the effect of the dividend-in-kind. In the event that the Plan is suspended or terminated and there remain outstanding Deferred Share Units which either have not vested or have not been redeemed in accordance with the Plan, such Deferred Share Units shall continue to be entitled to dividend equivalents pursuant to this Section 5.7.

(e)	The foregoing does not obligate the Corporation to pay dividends on Shares and nothing in this Plan shall be interpreted as creating such an obligation.

5.8	Adjustments

(a)	Subdivisions and Redivisions: In the event of any subdivision or redivision of the Shares at any time into a greater number of Shares, all Deferred Share Units outstanding at the time of such subdivision or redivision shall be deemed to have been subdivided or redivided on the same basis as of such time, without the Participant making any additional payment or giving any other consideration therefor.

(b)	Consolidations: In the event of any consolidation of the Shares at any time into a lesser number of Shares, all Deferred Share Units outstanding at the time of such consolidation shall be deemed to have been consolidated on the same basis as of such time, without the Participant making any additional payment or giving any other consideration therefor.

(c)	Reclassifications/Changes: In the event of any reclassification or change of the Shares at any time, the Corporation shall thereafter deliver at the time of redemption of any Deferred Share Unit, where the Committee elects pursuant to Section 5.5(a) to redeem such Deferred Share Unit by issuing or purchasing and delivering Shares, the number of securities of the Corporation of the appropriate class or classes resulting from said reclassification or change as the Participant would have been entitled to receive in respect of the number of Shares for which such Deferred Share Unit is then being redeemed had such Deferred Share Unit been exercised before such reclassification or change.

(d)

Other Capital Reorganizations: In the event of any capital reorganization of the Corporation at any time which is not otherwise covered in this Section 5.8, or a consolidation, amalgamation or merger of the

Corporation with or into any other entity, or the sale of the properties and assets of the Corporation as or substantially as an entirety to any other entity (a “Reorganization”), each Deferred Share Unit that is outstanding on, and has not been redeemed prior to, the record date or the effective date (as applicable) of such Reorganization, shall entitle the Participant to whom it is credited to receive, upon the redemption of such Deferred Share Unit thereafter, where the Committee elects pursuant to Section 5.5(a) to redeem such Deferred Share Unit by issuing or purchasing and delivering Shares, the number of other securities or property of the entity resulting from such Reorganization that the Participant would have been entitled to receive on such Reorganization if, on the record date or the effective date of such Reorganization, such Participant had been the registered holder of the number of Shares to which such Participant would have been entitled had such Deferred Share Unit been redeemed immediately before such record date or effective date.

(e)	Other Changes: In the event that the Corporation takes any action affecting the Shares at any time, other than any action described above, which in the opinion of the Committee would materially affect the rights of the Participant, or in the event that the Committee, in good faith, determines that the adjustments prescribed by this Section 5.8 for the actions describe above would not be fair to Participants, the number of Shares issuable or deliverable upon the redemption of any Deferred Share Unit, where the Committee elects pursuant to Section 5.5(a) to redeem such Deferred Share Unit by issuing or purchasing and delivering Shares, will be adjusted in such manner, if any, and at such time, as the Committee may determine, but subject in all cases to any necessary regulatory and, if required, shareholder approval. Failure to take such action by the Committee so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Shares will be conclusive evidence that the Committee has determined that it is equitable to make no adjustment in the circumstances.

(f)	If at any time the Corporation grants to its shareholders the right to subscribe for and purchase pro rata additional securities of any other corporation or entity, there shall be no adjustments made to the number of Shares or other securities issuable or deliverable upon the redemption of the Deferred Share Units in consequence thereof and the Deferred Share Units shall remain unaffected.

(g)	The adjustment in the number of Shares issuable or deliverable upon the redemption of Deferred Share Units provided for in this Section 5.8 shall be cumulative.

(h)	On the happening of each and every of the foregoing events, the applicable provisions of the Plan and each of them shall, ipso facto, be deemed to be amended accordingly and the Committee shall take all necessary action so as to make all necessary adjustments in the number and kind of securities issuable or deliverable upon the redemption of any outstanding Deferred Share Unit (and the Plan) and the exercise price thereof.

5.9	Issuance of Shares

(a)	Compliance with Applicable Laws: No Share shall be issued or purchased and delivered under the Plan unless and until the Committee has determined that all provisions of Applicable Laws and the requirements of the Stock Exchange have been satisfied. The Committee may require, as a condition of the issuance or the purchase and delivery of Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, as the Committee in its sole discretion deems necessary or desirable. In the event that Shares cannot be issued or purchased and delivered on a Redemption Date, redemption of a Deferred Share Unit shall be made in cash pursuant to Section 5.5(a)(i).

(b)	No Fractional Shares: The Corporation shall not be required to issue, or to purchase and deliver, fractional Shares on account of the redemption of Deferred Share Units. If any fractional interest in a Share would, except for this provision, be issuable or deliverable on the redemption of Deferred Share Units, the Corporation shall, in lieu of delivering any certificate of such fractional interest, satisfy such fractional interest by paying to the Designated Participant or his Beneficiary, if applicable, a cash amount equal to the fraction of the Share corresponding to such fractional interest multiplied by the Market Value of such Share.

5.10	No Interest

For greater certainty, no interest shall accrue to, or be credited to, a Participant on any amount payable under the Plan.

6.	GENERAL

6.1	Amendment, Suspension, or Termination of Plan

(a)	Subject to Sections 6.1(c) to (e), the Board may, in its sole discretion, at any time and from time to time: (i) amend or suspend the Plan in whole or in part, (ii) amend or discontinue any Deferred Share Units granted under the Plan, and (iii) terminate the Plan, without prior notice to or approval by any Participants or shareholders of the Corporation. Without limiting the generality of the foregoing, the Board may:

a.	amend the definition of “Participant” or the eligibility requirements for participating in the Plan, where such amendment would not have the potential of broadening or increasing Insider participation;

b.	amend the manner in which Participants may elect to participate in the Plan or elect Redemption Dates;

c.	amend the provisions of this Plan relating to the redemption of Deferred Share Units and the dates for the redemption of the same; and

d.	make any amendment which is intended to ensure compliance with Applicable Laws and the requirements of any Applicable Stock Exchange;

e.	make any amendment which is intended to provide additional protection to shareholders of the Corporation (as determined at the discretion of the Board);

f.	make any amendment which is intended to remove any conflicts or other inconsistencies which may exist between any terms of the Plan and any provisions of any Applicable Laws and the requirements of any Applicable Stock Exchange;

g.	make any amendment which is intended to cure or correct any typographical error, ambiguity, defective or inconsistent provision, clerical omission, mistake or manifest error;

h.	make any amendment which is not expected to materially adversely affect the interests of the shareholders of the Corporation; and

i.	make any amendment which is intended to facilitate the administration of the Plan.

(b)	Any such amendment, suspension, or termination shall not adversely affect the Deferred Share Units previously granted to a Participant at the time of such amendment, suspension or termination, without the consent of the affected Participant.

(c)	No modification or amendment to the following provisions of the Plan shall be effective unless and until the Corporation has obtained the approval of the shareholders of the Corporation in accordance with the rules and policies of the Stock Exchange:

a.	the number of Shares reserved for issuance under the Plan (including a change from a fixed maximum number of Shares to a fixed maximum percentage of Shares);

b.	the definition of “Participant” or the eligibility requirements for participating in the Plan, where such amendment would have the potential of broadening or increasing Insider participation;

c.	the extension of any right of a Participant under the Plan beyond the date on which such right would originally have expired;

d.	the terms of this Section 6.1; and

e.	any other amendment that would require approval of shareholders pursuant to Stock Exchange rules.

(d)	No amendment, suspension or discontinuance of the Plan or of any granted Deferred Share Unit may contravene the requirements of the Stock Exchange or any securities commission or regulatory body to which the Plan or the Corporation is now or may hereafter be subject.

(e)	If the Board terminates the Plan, no new Deferred Share Units (other than Deferred Share Units that have been granted but vest subsequently pursuant to Section 5.1) will be credited to the account of a Participant, but previously credited (and subsequently vesting) Deferred Share Units shall be redeemed in accordance with the terms and conditions of the Plan existing at the time of termination. The Plan will finally cease to operate for all purposes when the last remaining Participant receives the redemption price for all Deferred Share Units recorded in the Participant’s account. Termination of the Plan shall not affect the ability of the Board to exercise the powers granted to it hereunder with respect to Deferred Share Units granted under the Plan prior to the date of such termination.

6.2	Compliance with Laws

(a)	The administration of the Plan, including the Corporation’s issuance of any Deferred Share Units or its obligation to make any payments or issuances of securities in respect thereof, shall be subject to and made in conformity with all Applicable Laws.

(b)	Each Participant shall acknowledge and agree (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that the Participant shall, at all times, act in strict compliance with the Plan and all Applicable Laws, including, without limitation, those governing “insiders” of “reporting issuers” as those terms are construed for the purposes of Applicable Laws, regulations and rules.

(c)	In the event that the Committee, after consultation with the Corporation’s Chief Financial Officer and external auditors, determines that it is not feasible or desirable to honour an election in favour of Deferred Share Units or to honour any other provision of the Plan (other than the Redemption Date) under U.S. generally accepted accounting principles as applied to the Plan and the accounts established under the Plan for each Participant, the Committee shall recommend and the Board shall make such changes to the Plan as the Committee reasonably determines, after consultation with the Corporation’s Chief Financial Officer and external auditors, are required in order to avoid adverse accounting consequences to the Corporation with respect to the Plan and the accounts established under the Plan for each Participant, and the Corporation’s obligations under the Plan shall be satisfied by such other reasonable means as the Committee shall in its good faith determine.

6.3	Reorganization of the Corporation

The existence of any Deferred Share Units shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

6.4	General Restrictions and Assignment

(a)	Except as required by law, the rights of a Participant under the Plan are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant. For greater certainty, Deferred Share Units are non-transferable (except to a Participant’s estate as may be necessary to give effect to the provisions of Section 5.6).

(b)	The rights and obligations of the Corporation under the Plan may be assigned by the Corporation to a successor in the business of the Corporation.

6.5	No Right to Service

Neither participation in the Plan nor any action taken under the Plan shall give or be deemed to give any Participant a right to continued appointment as a Director or as a Executive Officer, continued employment with the Corporation and shall not interfere with any right of the shareholders of the Corporation to remove any Participant as a Director or any right of the Corporation to terminate a Executive Officer’s office or employment with the Corporation at any time.

6.6	No Shareholder Rights

Deferred Share Units are not Shares and under no circumstances shall Deferred Share Units be considered Shares. Deferred Share Units shall not entitle any Participant any rights attaching to the ownership of Shares, including, without limitation, voting rights, dividend entitlement or rights on liquidation, nor shall any Participant be considered the owner of the Shares by virtue of the award of Deferred Share Units.

6.7	Unfunded and Unsecured Plan

The Corporation shall not be required to fund, or otherwise segregate assets to be used for required payments under the Plan. Unless otherwise determined by the Board, the Plan shall be unfunded and the Corporation will not secure its obligations under the Plan. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Deferred Share Units under the Plan, such rights (unless otherwise determined by the Board) shall have no greater priority than the rights of an unsecured creditor of the Corporation.

6.8	No Other Benefit

No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of a Share, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

6.9	Governing Law

The Plan shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein, without regard to principles of conflict of laws.

6.10	Interpretation

In this text, words importing the singular meaning shall include the plural and vice versa, and words importing the masculine shall include the feminine gender.

6.11	Severability

The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from this Plan.

7.	LIMITATIONS ON SHARES TO BE ISSUED

7.1	Maximum Number of Shares Issuable

Subject to adjustment in accordance with Section 5.8, the maximum number of Shares which the Corporation may issue from treasury in connection with the redemption of Deferred Share Units granted under the Plan shall be 7,500,000 Shares, or such greater number as may be approved from time to time by the Corporation’s shareholders.

7.2	Maximum Number of Shares Issuable to Insiders

The maximum number of Shares that may be (i) issued to Insiders pursuant to the Plan within any one year period, and (ii) issuable to Insiders pursuant to the Plan at any time, when combined with all of Shares issuable pursuant to any other Security-Based Compensation Arrangement, shall not exceed 10% of the total number of outstanding Shares.

APPROVED by the Board of Directors of Golden Star Resources Ltd. on March 9, 2011

SCHEDULE “A”

GOLDEN STAR RESOURCES LTD.

DEFERRED SHARE UNIT PLAN

THIS ACKNOWLEDGEMENT AND ELECTION FORM MUST BE RETURNED TO GOLDEN STAR RESOURCES LTD. (THE “CORPORATION”) (AT THE FOLLOWING FAX NUMBER: 303-830-9094 BY 5:00 P.M. DENVER TIME) BEFORE: (I) IF YOU ARE A NEW DIRECTOR AND SUBJECT TO U.S. FEDERAL INCOME TAXATION, WITHIN 30 DAYS OF BECOMING A DIRECTOR; (II) IF YOU ARE A CURRENT DIRECTOR AND SUBJECT TO U.S. FEDERAL INCOME TAXATION, BY DECEMBER 31, 20    ; OR (III) IF YOU ARE NOT SUBJECT TO U.S. FEDERAL INCOME TAXATION, BEFORE THE BEGINNING OF THE NEXT CALENDAR QUARTER.

ACKNOWLEDGEMENT AND ELECTION FORM

Note:	All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Deferred Share Unit Plan of Golden Star Resources Ltd.

Part A: General

I,                                                                                           , acknowledge that:

1.	I have received and reviewed a copy of the Golden Star Resources Ltd. Deferred Share Unit Plan (the “Plan”) and agree to be bound by it.

2.	The value of a Deferred Share Unit is based on the trading price of a Share or on the fair market value of a Share, if Shares are not regularly tradable on an established securities market) and is thus not guaranteed. The eventual value of a Deferred Share Unit on the applicable redemption date may be higher or lower than the value of the Deferred Share Unit at the time it was allocated to my account in the Plan.

3.	I may be liable for taxes (including the Federal Insurance Contributions Act and income tax withholding) when Deferred Share Units are credited, vest or are redeemed in accordance with the Plan. Any payments made pursuant to the Plan shall be net of Applicable Withholding Taxes (including, without limitation, applicable source deductions). I understand that the Corporation is making no representation to me regarding taxes applicable to me under this Plan and I will confirm the tax treatment with my own tax advisor.

4.	No funds will be set aside to guarantee the redemption of Deferred Share Units or the payment of any other sums due to me under the Plan. Future payments pursuant to the Plan are an unfunded liability recorded on the books of the Corporation. Any rights under the Plan by virtue of a grant of Deferred Share Units shall have no greater priority than the rights of an unsecured creditor.

5.	I acknowledge and agree (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that I shall, at all times, act in strict compliance with the Plan and all Applicable Laws, including, without limitation, those governing “insiders” of “reporting issuers” as those terms are construed for the purposes of applicable securities laws, regulations and rules.

6.	I agree to provide the Corporation with all information and undertakings that the Corporation requires in order to administer the Plan and comply with Applicable Laws.

7.	I understand that:

(a)	All capitalized terms shall have the meanings attributed to them under the Plan;

A1

(b)	All payments, if any, will be net of any Applicable Withholding Taxes; and

(c)	If I am a Director and I resign or am removed from the Compensation Committee or if I am a Executive Officer and I cease to be employed by the Corporation, unless otherwise determined by the Board, I will forfeit any Deferred Share Units which have not yet vested on such date, as set out in detail in the Plan.

8.	I understand that notwithstanding any other provision of the Plan, the Corporation reserves the right, to the extent the Corporation deems necessary or advisable, in its sole discretion, to unilaterally amend the Plan and any other agreements including this Acknowledgement and Election Form to ensure that all Deferred Share Units are awarded in a manner that qualifies for exemption from or complies with Section 409A even if those amendments reduce, restrict or eliminate rights granted under the Plan or any other agreement including this Acknowledgement and Election Form before those amendments are adopted, provided, however, that the Corporation makes no representations that the Deferred Share Units will comply with or be exempt from Section 409A and makes no undertaking to preclude Section 409A from applying to this Deferred Share Unit award.

Part B: Director’s Retainer

3.	I am a Director and I am [please check and complete one]

☐ I am subject to U.S. federal income taxation and I hereby elect irrevocably to have my Director’s Retainer for the 20 calendar year payable as follows:	☐ I am not subject to U.S. federal income taxation and I hereby elect irrevocably to have my Director’s Retainer for the calendar quarter ending payable as follows:

A.	% in Deferred Share Units; and

B.	% in cash.

The total amount of A and B must equal 100%. You must elect in increments of 10% under A and B. The percentage allocated to Deferred Share Units may be limited by the Board of Directors of Golden Star Resources Ltd. at its discretion.

4.	I understand that if I do sign and deliver to the Corporation a new Acknowledgment and Election Form in respect of a subsequent calendar year or calendar quarter, as the case may be, the Corporation shall continue to pay and/or issue my Director’s Retainer for each subsequent calendar year or calendar quarter, if any, in the manner specified in this Acknowledgment and Election Form, until such time as I sign and deliver a new Acknowledgment and Election Form in accordance with the Plan.

DATED this              day of                         , 20    .

Participant Signature

Participant Name (please print)

Date

A2

SCHEDULE “B”

GOLDEN STAR RESOURCES LTD.

DEFERRED SHARE UNIT PLAN

CONFIRMATION OF AWARD OF DEFERRED SHARE UNITS

Personal & Confidential

[Date]

[Name of Director/Executive Officer]

Dear [Name]:

[If the Participant is Director who has made an election: This is to confirm that for the [year / quarter] calendar [year / quarter] you have elected to receive Deferred Share Units (“DSUs”) in lieu of receiving [number]% of your Director’s Retainer for such calendar year in cash.]

We are pleased to advise you that [number] DSUs have been awarded to you at the discretion of the Compensation Committee of Golden Star Resources Ltd. pursuant to the Golden Star Resources Ltd. Deferred Share Unit Plan (the “Plan”) and will be credited to your account in accordance with the following vesting schedule:	Number of DSUs

[Vesting Date] - [Number of Deferred Share Units Vested]	[#]

[Vesting Date] - [Number of Deferred Share Units Vested]	[#]

[Vesting Date] - [Number of Deferred Share Units Vested]	[#]

[Vesting Date] - [Number of Deferred Share Units Vested]	[#]

GOLDEN STAR RESOURCES LTD.

By:
Name:
Title:

B1

SCHEDULE “C”

GOLDEN STAR RESOURCES LTD.

DEFERRED SHARE UNIT PLAN

REDEMPTION DATE ELECTION FORM

Note:	All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Deferred Share Unit Plan of Golden Star Resources Ltd.

I hereby advise the Corporation that I desire the Corporation to redeem the Deferred Share Units credited to my account under the Plan on the date or dates set forth below [For Directors (who are not Executive Officers), no Redemption Date may be earlier than the ninetieth (90) day following the Separation Date or later than December 15 of the calendar year following the calendar year in which the Separation Date occurs. For Executive Officers, no Redemption Date may be earlier than six months following the Separation Date or later than December 15 of the calendar year following the calendar year in which the Separation Date occurs.]:

1.	% on (the “First Redemption Date”);

2.	% on (the “Second Redemption Date”); and

3.	% on (the “Third Redemption Date”)

Participant Signature

Participant Name (please print)

Date

C1

GOLDEN STAR RESOURCES LTD.

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS - MAY 11, 2011

PROXY

Important Notice Regarding the Availability of Proxy Materials for the Annual

General and Special Meeting of Common Shareholders of Golden Star Resources Ltd.

to be held on Wednesday, May 11, 2011

The Management Information Circular and 2010 Annual Report to Shareholders are

available at http://www.gsr.com/proxy 2011

THIS PROXY IS SOLICITED BY MANAGEMENT OF THE CORPORATION

The undersigned holder of common shares of Golden Star Resources Ltd. (the “Corporation”) hereby nominates and appoints Thomas G. Mair, President and Chief Executive Officer of the Corporation, or failing him, John A. Labate, Senior Vice President and Chief Financial Officer of the Corporation, or instead of them or any of them,                                                                     , as the proxy of the undersigned to attend, act and vote in respect of all common shares of the Corporation registered in the name of the undersigned at the Annual General and Special Meeting (the “Meeting”) of shareholders of the Corporation to be held at 2:00 p.m. (Toronto time) on Wednesday, May 11, 2011 in the St. Lawrence/Rideau Boardroom at Fasken Martineau DuMoulin LLP, 333 Bay Street, Suite 2400, Bay Adelaide Centre, Toronto, Ontario, Canada, M5H 2T6, and at any and all adjournments thereof. Without limiting the general powers hereby conferred, the said proxy is directed to vote as follows, provided that, if no choice is specified herein, or if any instructions given are not clear, the common shares shall be voted as if the shareholder had specified an affirmative vote or for Item 3 the common shares will be voted for “Every year”:

1.	To elect the following persons as directors of the Corporation:

James E. Askew	For	Withhold

Robert E. Doyle	For	Withhold

Ian MacGregor	For	Withhold

Thomas G. Mair	For	Withhold

Michael P. Martineau	For	Withhold

Craig J. Nelsen	For	Withhold

Christopher M. T. Thompson	For	Withhold

2.	To pass the Advisory Vote on Named Executive Officer Compensation Resolution (as defined in the accompanying Management Information Circular):

    For  _________         Against  _____________

3.	To determine the preferred frequency for advisory votes on executive compensation:

Every year ____	Every two years ___	Every three years ___	Withhold __

4.	To appoint PricewaterhouseCoopers LLP as the auditors of the Corporation and to authorize the Audit Committee to fix the auditors’ remuneration:

    For  __________        Withhold   _______________

5.	To adopt the DSU Plan Resolution (as defined in the accompanying Management Information Circular) approving, ratifying and confirming the Corporation’s deferred share unit plan, as more particularly described in the accompanying Management Information Circular:

    For  _________         Against  _____________

The undersigned hereby revokes any instrument of proxy heretofore given with reference to the said Meeting or any adjournment thereof.

The proxyholder may in his or her discretion vote with respect to amendments or variations to matters identified in the Notice of Meeting or to other matters which may properly come before the Meeting or any adjournment thereof.

DATED this ______ day of _____________, 2011.

Signature

Name of shareholder (Please Print)

Address

Number of common shares held

NOTES:

1.	The common shares represented by this proxy will be voted in accordance with the instructions given herein. IF NO CHOICE IS SPECIFIED HEREIN, OR IF ANY INSTRUCTIONS GIVEN ARE NOT CLEAR, THE COMMON SHARES SHALL BE VOTED AS IF THE SHAREHOLDER HAD SPECIFIED AN AFFIRMATIVE VOTE OR FOR ITEM 3 THE COMMON SHARES WILL BE VOTED FOR “EVERY YEAR”, ALL IN THE SAME MANNER AND TO THE SAME EXTENT AS THE SHAREHOLDER COULD DO IF THE SHAREHOLDER WERE PERSONALLY PRESENT AT THE MEETING.

2.	A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN THE PERSON DESIGNATED IN THIS PROXY TO ATTEND AND ACT FOR THE SHAREHOLDER AND ON THE SHAREHOLDER’S BEHALF AT THE MEETING. Such right may be exercised by printing in the space provided the name of the person to be appointed and striking the name of the management designees named above, in which case only the person so named may vote the common shares at the meeting.

3.	This proxy will not be valid unless it is dated and signed by the shareholder or the shareholder’s attorney authorized in writing or, if the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and ceases to be valid one year from its date. If the proxy is executed by an attorney for an individual shareholder or by an officer or an attorney of a corporate shareholder, the instrument so empowering the officer or attorney, as the case may be, or a notarial copy thereof, must accompany the proxy instrument.
4.	If this proxy is not dated in the space provided, it is deemed to bear the date on which it is mailed by the management of the Corporation.

5.	To be effective, the instrument of proxy must be received by 5:00 p.m. (Toronto time) on Tuesday, May 10, 2011 at the address set forth in the accompanying return envelope which will be either: (i) Attention: Proxy Department, CIBC Mellon Trust Company, P.O. Box 721, Agincourt, Ontario, Canada M1S 0A1 (in the case of common shares which are registered on the books of the Corporation for trading on the Toronto Stock Exchange or on the NYSE Amex); or (ii) Attention: The Registrar, Ghana Commercial Bank Limited, Share Registry, Head Office, P.O. Box 134, Accra, Ghana (in the case of common shares which are registered on the books of the Corporation for trading on the Ghana Stock Exchange).